                                  EXHIBIT 99.3

                  OPINION LETTER OF ALEX SHESHUNOFF & COMPANY
                  INVESTMENT BANKING DATED SEPTEMBER 11, 1997

                                      AND

                 FAIRNESS VALUE ANALYSIS OF A MINORITY INTEREST
                       IN THE OUTSTANDING COMMON STOCK OF
                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                        AS OF JUNE 30, 1997, PREPARED BY
                    ALEX SHESHUNOFF & CO. INVESTMENT BANKING

                       [ALEX SHESHUNOFF & CO. LETTERHEAD]

September 11, 1997



Board of Directors
Southern Jersey Bancorp of Delaware, Inc.
53 South Laurel
Bridgeton, NJ 08302

Members of the Board:

At a meeting of the Board of Directors of Southern Jersey Bancorp of Delaware, Inc. ("Southern") held on September 11, 1997, the Board adopted resolutions authorizing a going-private transaction. To accomplish the going private transaction the Board also conditionally approved pursuant to Section 251 of the Delaware General Corporation Law the Merger (the "Merger") of Southern with Southern Jersey Merger Corp., a newly-organized Delaware corporation (the "Merger Corp."). Pursuant to the Merger Southern will acquire 211,707 shares of Southern Common Stock (the "Southern Common Stock"). The Merger will be effected pursuant to a Reorganization and Merger Agreement (the "Merger Agreement"). The Board of Directors of the Merger Corp. also adopted resolutions on September 11, 1997, approving the Merger.

Pursuant to the Merger Agreement and the corporate laws of Delaware, the Merger Corp. will merge with and into Southern with Southern being the surviving entity of the Merger and the corporate identity and existence of the Merger Corp., separate and apart from Southern, will cease on consummation of the Merger. At the effective time of the Merger (the "Effective Time"), each share of Southern Common Stock issued and outstanding as of September 11, 1997 and held of record by persons owning 1,100 or fewer shares of Southern Common
Stock (the "Cash Shareholders") will be converted into the right to receive cash in the amount of $61.00 (the "Merger Consideration"). To the extent shares of Southern Common Stock are held in street name, all such shares shall be deemed held by persons owning 1,100 or less shares, and unless demonstrated otherwise, will be converted into the Merger Consideration. Each share of Southern Common Stock held by any other person (the "Remaining Shares") shall remain issued and outstanding with all rights, powers, and privileges currently enjoyed. At the Effective Time, all shares of Southern Common Stock held by the Cash Shareholders, by virtue of the Merger and without any action on the part of the holders thereof, will no longer be outstanding and will be canceled and retired and will cease to exist. Each Cash Shareholder's Certificate or Certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Southern Common Stock, will thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the Merger Consideration upon surrender of such Certificate of Certificates to Farmers and Merchants National Bank, Bridgeton, New Jersey, which will act as the paying agent in the Merger.

Board of Directors
Southern Jersey Bancorp of Delaware, Inc.
9/11/97
Page 2

You have requested our opinion as to the fairness from a financial point of view of the Merger Consideration to be received by the Cash Shareholders. You have not requested, and we express no opinion on the underlying business decision to enter into the going private transaction. We express no opinion as to the fairness of the going-private transaction to any holder of Remaining Shares of Southern nor on the value of any Remaining Shares at the time of the transaction or at any future time. It is our understanding that no vote of the shareholders is required to approve or consummate the going-private transaction or the Merger and that Southern does not intend to seek shareholder approval of the going-private transaction or Merger.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things: (i) analyzed certain internal financial statements and other financial and operating data concerning Southern prepared by the management of Southern; (ii) analyzed certain publicly available financial statements, both audited and unaudited, and other information of Southern, including those in Southern's Annual Reports for the three years ended December 31, 1996, and Quarterly Reports for the periods ended March 31, 1997 and June 30, 1997; (iii) analyzed certain financial projections of Southern prepared by the management of Southern; (iv) discussed the past and current operations and financial condition of Southern with senior executives; (v) reviewed the reported stock prices and trading activity for Southern's Common Stock; (vi) compared the financial performance of Southern's price and trading activity with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available of certain acquisitions of companies which were deemed as comparable companies, and (vii) performed such other studies, analyses, inquires and investigations as deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not made an independent evaluation of the assets or liabilities of Southern, nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of Southern as to the future financial performance of Southern. We have assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and have assumed that such allowances are in he aggregate, adequate to cover such losses.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

Our opinion is limited solely to the fairness, from a financial point of view, to the Cash Shareholders of Southern Common Stock of the Merger Consideration to be received as stated in the Merger Agreement and does not address Southern's underlying business decision

Board of Directors
Southern Jersey Bancorp of Delaware, Inc.
9/11/97
Page 3

to undertake the Merger. It is understood that this letter is for the information of the Board of Directors of Southern and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Southern with the Securities and Exchange Commission with respect to the Merger.

Based on the foregoing and such other matters we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consolidation is fair, from a financial point of view, to the Cash Shareholders of Southern Common Stock.

                                  Respectfully submitted,

                                  /s/ ALEX SHESHUNOFF & CO. INVESTMENT BANKING

                                  ALEX SHESHUNOFF & CO.
                                   INVESTMENT BANKING

                              FAIR VALUE ANALYSIS
                           OF A MINORITY INTEREST IN
                        THE OUTSTANDING COMMON STOCK OF
                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                              AS OF JUNE 30, 1997

FAIR VALUE DISCUSSION


EXHIBITS
--------
I.               HISTORICAL AND PROJECTED FINANCIALS

II.              STOCK PRICE HISTORY

III.             COMPARABLE GUIDELINE COMPANIES AND TRANSACTIONS

IV.              DISCOUNTED CASH FLOW ANALYSIS

V.               SELF TENDERS AND BUYBACKS

VI.              FAIR VALUE SUMMARY RANGE



THIS MATERIAL REPRESENTS OUR OPINION, BASED ON INTERPRETATION AND ANALYSIS OF INFORMATION GENERALLY AVAILABLE TO THE PUBLIC OR SPECIFICALLY RELEASED BY THE COMPANY OR ON ITS BEHALF. WE HAVE NOT INDEPENDENTLY VERIFIED ANY OF THE DATA PRESENTED IN THIS REPORT. WE BELIEVE THAT OUR SOURCES OF INFORMATION ARE RELIABLE; HOWEVER, WE DO NOT ASSUME ANY LIABILITY FOR THE ACCURACY OR COMPREHENSIVENESS OF THE INFORMATION. IN ADDITION, THIS REPORT INCLUDES CERTAIN ESTIMATES PROVIDED BY THE COMPANY WITH RESPECT TO ITS ANTICIPATED FUTURE PERFORMANCE. SUCH ESTIMATES REFLECT VARIOUS ASSUMPTIONS BY THE COMPANY CONCERNING ANTICIPATED RESULTS, WHICH MAY OR MAY NOT PROVE TO BE CORRECT. ALEX SHESHUNOFF & CO. INVESTMENT BANKING MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH ESTIMATES. FURTHERMORE, ALEX SHESHUNOFF & CO. INVESTMENT BANKING'S OPINION RENDERED HEREIN DOES NOT CONSTITUTE AN INVESTMENT RECOMMENDATION TO CURRENT OR PROSPECTIVE INVESTORS. UNLESS REQUESTED, ALEX SHESHUNOFF & CO. INVESTMENT BANKING WILL NOT UPDATE THE OPINION RENDERED HEREIN. THIS REPORT IS NOT TO BE REPRODUCED IN WHOLE OR IN PART WITHOUT OUR SPECIFIC WRITTEN PERMISSION.


           COPYRIGHT 1997 / ALEX SHESHUNOFF & CO. INVESTMENT BANKING
                         301 CONGRESS AVENUE, SUITE 710
                              AUSTIN, TEXAS 78701
                                 (512) 479-8200

                                October 23, 1997

                              FAIR VALUE ANALYSIS
                           OF A MINORITY INTEREST IN
                        THE OUTSTANDING COMMON STOCK OF
                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                              AS OF JUNE 30, 1997

DESCRIPTION OF ASSIGNMENT

Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") has been engaged by the Special Committee to the Board of Directors of Southern Jersey Bancorp of Delaware, Inc. (the "Company") to determine an estimated range for the fair value of a minority interest in the voting common stock of the Company (the "Minority Shares") as of June 30, 1997.

Our valuation was prepared based upon the financial statements, financial projections and other information provided to us by the Company. Sheshunoff has relied upon the accuracy and completeness of such information without independent verification and assumed it to be accurate in all material respects. Sheshunoff did not independently value the assets and liabilities of the Company and has not been furnished with appraisals. With respect to the financial projections, Sheshunoff has assumed that they have been reasonably prepared by the management of the Company and reflect the best currently available estimates and judgments of management as to its future financial performance. We have assumed such projections will be realized in the amounts and at the times contemplated thereby. Sheshunoff makes no representations or warranties as to the accuracy of such estimates. In appraising the Company, Sheshunoff also utilized other publicly available information regarding the market for bank and bank holding company common stock and economic conditions in the Company's market area. We believe such publicly available information to be accurate; however, we cannot guarantee the accuracy of such information.

In preparing our valuation, we conducted an analysis of: (1) the Company's operating performance and financial condition for the years ended December 31, 1994, December 31, 1995 December 31, 1996, and the six months ending June 30, 1997; (2) the projected income, dividends, asset growth and book value of the Company for the five years ending December 31, 2001; (3) the market for the Company's common stock; (4) the competitive environment in which the Company operates; (5) the ownership composition of the Company; and (6) the general economic conditions impacting the Company's operations and business prospects. Our valuation is limited by the conditions stated herein and should be read in its entirety to fully understand our conclusion.




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Alex Sheshunoff & Co. Investment Banking                                      1

QUALIFICATIONS OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

Sheshunoff is recognized for its valuation and mergers and acquisition expertise in the financial services industry, its commitment and continuity of consulting and educational services to the industry, and its leading investment banking role. Sheshunoff, and its affiliates, employ approximately 90 persons engaged exclusively in the financial services industry. Sheshunoff provides investment banking services, business valuations, management consulting, and executive peer group management forums through its headquarters in Austin, Texas.

Sheshunoff advises clients on issues of business and financial strategies and tactics, mergers and acquisitions, fairness opinions, evaluation of capital adequacy and efficiency, finance, capitalization structure, securities issuance in initial public offerings, primary shares offerings, preemptive rights offerings, conversion mergers and mutual to stock conversion valuations, dividend and capital policies, fair market valuations, investor/shareholder relations and corporate governance, i.e. defense from hostile takeovers.

Alex Sheshunoff Management Services, Inc. provides consulting services for organizational, operational, management, policy, process, procedures, risk management, distribution, products, services, marketing and technology issues and business line issues for de novo and established financial institutions faced with institutional and industry change. An affiliation program administered by Alex Sheshunoff Management Services, Inc. facilitates executive peer group management forums on a semi-annual basis to discuss management issues. The program has among its participants over 700 chief executives, 300 senior credit officers and 200 finance, technology and operations managers.

Sheshunoff offers clients a unique combination of independent, objective services unencumbered by the inherent conflicts-of-interest arising from the underwriting of securities offerings in either an initial public offering, primary or secondary securities offering, proprietary stock dealings, and increasingly conflicted relationships among providers of investment banking, management consulting, actuarial and accounting/financial advice for a fee. Sheshunoff is able to offer clients a tradition of independent, objective and impartial counsel in today's increasing complex business environment.

VALUATION EXPERTISE

Sheshunoff's valuation expertise is continually used in rendering securities valuation opinions for the following purposes:

          o  Employee Stock Ownership Plans         o  Exchange Ratio Determinations
          o  Tax and Estate Planning                o  Reverse Stock Splits
          o  Private Placements                     o  Fairness Opinions
          o  Buy / Sell Agreements                  o  Public Offerings
          o  Dissenters' Rights Proceedings         o  Mergers & Acquisitions




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Alex Sheshunoff & Co. Investment Banking                                      2

In addition, Sheshunoff is recognized as a "Valuation Expert" by the Internal Revenue Service, various state and federal courts, and bank regulatory agencies (FDIC, OCC, FRB, OTS). Employees of Sheshunoff in their current and prior capacities have provided numerous conversion valuations to the Office of Thrift Supervision (SAIF insured institutions), Federal Deposit Insurance Corporation, and various state banking departments (BIF insured institutions).


                       CUMULATIVE BANK STOCK VALUATIONS
                                      BY
                   ALEX SHESHUNOFF & CO. INVESTMENT BANKING

-------------------------------------------------------------------------------
4000

3500                                                                3030   3283
                                                                    ----   ----
3000                                                         2683
                                                             ----
2500                                                  2215
                                                      ----
2000                                           1852
                                               ----
1500
                                        1491
1000                             1132   ----
                           830   ----
 500                572    ---
             339    ---
   0  168    ---
      ---
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     1986   1987   1988   1989   1990   1991   1992   1993   1994   1995   1996

Over the past eleven years, Sheshunoff has become a recognized merger and acquisition leader among regional and community banks and thrifts by completing over 300 merger and acquisition transactions and 3,283 stock valuations. In addition, Sheshunoff professionals have investment banking experience in the insurance industry.

OVERVIEW OF THE COMPANY

The Company is a one bank holding company with operations and headquarters in Bridgeton, New Jersey. Currently, the Company operates as a C Corporation under Delaware Corporate Law. As of June 30, 1997, the Company owned 100% of the outstanding stock of Farmers and Merchants National Bank, Bridgeton, New Jersey (the "Bank"). The Bank operates as a community bank providing a full range of banking services to individual and corporate customers in its primary market area of Cumberland County, New Jersey and surrounding counties. The principal asset of the Company consists of its investment in the Bank. Other than its investment in the Bank, the Company's




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Alex Sheshunoff & Co. Investment Banking                                      3
operations are essentially immaterial to its overall financial condition. The Company's projected and historical operating performance and financial condition are displayed in Exhibits I and IV, respectively.

BALANCE SHEET ANALYSIS

As of June 30, 1997, the Company reported total consolidated assets of $447 million, total consolidated liabilities of $405 million, and net worth of $41.7 million. The Company's asset base was primarily composed of cash totaling $35.5 million, securities totaling $94.6 million and gross loans totaling $296.0 million. As of June 30, 1997, gross loans represented 74.2% of total deposits.

Asset growth has been steady over the last three years. Overall, total assets increased 4.0% in 1994, 8.4% in 1995, 6.5% in 1996 and 7.72% through June 30,
1997. As of December 31, 1996, gross loans increased 25% from December 31, 1995 reflecting an increase in installment loans. Overall, total loans increased 27.2% in 1994, 20.62% in 1995, 25.3% in 1996 and 3.5% through June
30, 1997. Loan growth has largely been concentrated in real estate and consumer loans.

The Company's loan portfolio consisted primarily real estate loans which represented 46.6% of total loans and consumer loans which represented 30.9% of total loans as of June 30, 1997. Overall, residential mortgage loans represented 21.5% of total loans, commercial real estate loans represented 24.1% of total loans, and construction loans represented 1.0% of total loans. The Company's exposure to commercial and industrial loans represented approximately 21.4% of total loans.

As of June 30, 1997, the Company's securities' portfolio totaled $94.6 million with $55.4 million held until maturity and $39.2 million held for sale. The portfolio included $13.5 million of treasury securities, $37.2 million of agency obligations, and $28.5 million of tax exempt securities.

PROFITABILITY

As of June 30, 1997, net income totaled $2.7 million. For the 12 months ended December 31, 1994, 1995, and 1996, net income totaled $4.5 million, $4.9 million, and $5.3 million, respectively. Returns on average assets were 1.23%, 1.25%, and 1.28% for 1994, 1995, and 1996, respectively. Returns on average equity were 14.47%, 14.02%, and 13.95% for 1994, 1995, and 1996, respectively.
The relative in ROAE  reflect increasing amounts of retained capital.

EARNINGS GROWTH

The Company has experienced consistent earnings growth over the past three years. Net income before extraordinary items increased 10.1% in 1994, 8.4% in 1995, and 9.8% in 1996. Annual compound earnings growth approximated 5.6% over the last three year period. Net income for the six month period ending June 30, 1997 equaled $2.66 million compared to $2.57 million for the six months ended June 30, 1996.




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Alex Sheshunoff & Co. Investment Banking                                      4

Overall, the Company reported higher net interest income and fee income for the twelve months ending December 31, 1996, but was negated by substantial increases in loan loss provisions. Going forward, management projects earnings growth of approximately 7%.

ASSET QUALITY

As of June 30, 1997, the Company reported total nonperforming loans of $3.9 million and total OREO of $1.8 million. Nonperforming loans represented 1.32% of gross loans. Total nonperforming loans increased 68.2% since December 31, 1996. Problem loans are concentrated in real estate and commercial loans.
Loan loss reserves totaled $3.7 million representing 94.9% of nonperforming loans. Net charge-offs to average loans at December 31, 1996 and June 30, 1997 equaled 0.39% and 0.13%, respectively. Overall, net charge-offs represented 5.29% of loan loss reserves at June 30, 1997.

CAPITAL

As of June 30, 1997, the Company reported stockholders' equity of $41.7 million representing 9.32% of total assets. The Company is considered to be a well capitalized institution per the standards set by FIRREA. The Company's core and risk based capital ratios were 12.8% and 13.8% as of December 31, 1996.

THE ECONOMY

NATIONAL

The United States economy grew at a brisk 5.6% annual growth rate in the first quarter of 1997, the strongest in a decade, as consumers nearly doubled their rate of spending, as reported by the Commerce Department. Consumer spending grew at a 6.4% rate, which was the fastest since the first quarter of 1988, and a substantial increase over the 3.4% rate in the fourth quarter of 1996. The gain in the overall Gross Domestic Product translated into an increase of $96.1 billion, bringing the economics' inflation-adjusted output to an annual figure of $7.09 trillion. On March 25, 1997, the Federal Reserve Board increased short-term interest rates up by 0.25%, and with factories operating at high levels of capacity and unemployment at a seven year low, the Federal Reserve's likely goal is to slow economic growth below its long-term potential, which analysts estimated to be in the 2.0% to 2.5% range.

Preliminary reports from the Commerce Department indicated that the annualized growth rate during the second quarter of 1997 is expected to be 2% or less. Given the strong growth achieved during the first quarter of 1997, economists are expecting a growth rate of approximately 4% for the first half of 1997. The consumer price index, the Government's main inflation gauge, rose at an annual rate of just 2.2% in May of




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Alex Sheshunoff & Co. Investment Banking                                      5

1997 and has been running at an annualized rate of 1.4% for the first six months of the year. Economists expect the economy to achieve healthy growth, low interest rates and little inflation during the second half of 1997.

MARKET INDICATORS

The Dow Jones Industrial Average was volatile during the first quarter of 1997 and grew by 2.1% from December 31, 1996 to March 31, 1997. During the prior period, the Dow was down 4.3% but increased 17.8% during the prior 52 week period. Strong economic reports triggered plunges in the market as investors felt the Federal Reserve would take measures to quell inflationary pressures.

During the second quarter of 1997 the stock market responded enthusiastically to the strength of the economy and corporate profits. After a temporary decline in the market in April, the three year old bull market achieved new highs in June. At June 30, 1997 the Dow had posted a year-to-date gain of 1224.54 points, or 18.99% to reach 7672.69 while the S&P 500 recorded a first-half gain of 144.4 points, or 19.4% to close at 885.14.

COUNTY DEMOGRAPHICS

Cumberland County represents the Company's primary market area. At June 30, 1997, Cumberland County had 53 bank branches, 8 thrift branches, and 5 credit union branches. The Company held 20.95% of county deposits as of June 30, 1997. Overall, no growth in population is expected in Cumberland County from 1996 through 2001. The population is expected to remain at approximately 138,000. Per capita income is anticipated to increase by 21.16% from $16,040 to $19,434. In comparison, the per capita income for the state of New Jersey is approximately 46% higher than that Cumberland County, which is primarily due to the high unemployment rate experienced in the area. In further comparison, the state projects a higher population growth rate of 3.0% and similar per capita income growth of 19.38% than what is expected for Cumberland County.

MARKET FOR BANK HOLDING COMPANY STOCKS

The market for bank stocks remained strong during 1996. As measured by the SNL index of all publicly traded bank and bank holding company common stock, prices rose 35% during 1996. The index of small institutions rose a more modest 26%. In comparison, the S&P 500 index rose 20% during 1996. The first six months of 1997 have been volatile for the market. The SNL index of all publicly traded bank stocks increased 20.88% during the first six months of 1997 with the index increasing during the prior 52 weeks to 49.11%. The index for institutions with assets less than $500 million increased 20.74% through June 30, 1997. Future market performance will largely be driven by expectations over interest rate increases, continued industry consolidation, and concerns over consumer delinquency trends. Although bank




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Alex Sheshunoff & Co. Investment Banking                                      6
stocks are considered among the market leaders, small, closely held banks are expected to continue to exhibit market performance below the general market for all bank equities.

METHODS OF VALUATION

In determining the fair value of the Minority Shares of the Company, we utilized the market and discounted cash flow approaches. The market approach estimates value by means of comparing trading characteristics of publicly traded banking organizations in New Jersey and the surrounding Mid-Atlantic states with similar financial characteristics and examining recent prices paid for a controlling interest in banking organizations in the Company's general geographic area. The discounted cash flow approach produces a range of values based on projected free cash flows which are expected to be generated by the Company over the next five years. The market approach primarily gauges the current demand for banks and bank holding companies which are similar to the Company while the discounted cash flow method measures the intrinsic value of the Company. We did not utilize the net asset value approach, which derives a value by determining the market value of the individual components of the balance sheet, since we valued the Company as a going concern and assume that the Company would continue to operate as a banking concern under its current business strategy and not on a liquidation basis.

     a.  MARKET APPROACH - MINORITY VALUE

This form of the market approach estimates a value by examining the relevant market pricing characteristics of similar securities which are publicly traded. This produces a market value as if the securities were exchanged in the open market on a minority interest basis, or a freely traded value. Sheshunoff selected a group of banks and bank holding companies which we believe investors would likely compare to the Company when making a decision to purchase the Company's common stock. In selecting the guideline companies, Sheshunoff employed two sets of comparable guideline companies (the "Guideline Companies"). The first set of Guideline Companies selected reflect publicly traded banking organizations located in New Jersey with total assets less than $1.5 billion, returns on average equity greater than 5.0% and not subject to announced or rumored acquisition (the "New Jersey Comparables"). The second set of Guideline Companies were comprised to reflect publicly traded banking organizations in the Northeastern States with total assets ranging from $350 million to $650 million, reporting returns of average equity greater than 10%, and not subject to announced or rumored acquisition (the "Regional Comparables"). A list of the Guideline Companies is displayed in Exhibit III.

     b.  MARKET APPROACH - CONTROL VALUE

The control value market approach estimates a value by examining the relevant market pricing characteristics of similar banking organizations which have sold. In determining a control value of the Company, we selected two guideline transaction groups. The first group of guideline transactions included banking organizations which sold from January 1, 1995 through August 25, 1997 where the consideration used was cash




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Alex Sheshunoff & Co. Investment Banking                                      7
and the selling institution was located in the New England and Mid-Atlantic States, had total assets of $100 million to $1.0 billion, and positive earnings (the "Cash Guideline Transactions"). The second group of guideline transactions possessed the exact criteria, but utilized stock as the purchase consideration (the "Stock Guideline Transactions"). We believe investors would likely compare the guideline transactions selected to the Company when making a decision to purchase a controlling interest in the Company's common stock. A listing of these guideline transactions are displayed in Exhibit III.

     c.  THE COMPANY'S RECENT STOCK TRADES

Another measure of fair value is the recent trading activity in the Company's common stock. The Company's shares are traded via the OTC - Bulletin Board. Over the last twelve months the Company's stock has traded as high as $47 per share and low as $38.75 per share. The volume in the Company's stock is relatively low with average daily trading volume of 65 shares, according to SNL Securities Corp. At June 30, 1997 the Company's stock was priced at xx.x per share

     d.  DISCOUNTED CASH FLOW APPROACH

In order to give an indication as to the intrinsic value of the Company, we employed the discounted cash flow approach. Management estimated projected net income and dividends for the Company over a five year period assuming growth in total assets ranging from 5% to 10%. To properly estimate a minority and control intrinsic value range, we utilized two distinctive methods of determining the appropriate cash flow. The first method utilized free cash flows (the "Free Cash Flow" method), which is defined as the dividend paying capacity available to common shareholders while maintaining an acceptable equity to assets ratio. For the Free Cash Flow analysis, we assumed the Company would payout all capital in excess of 6.00% of total assets at the beginning of 1997 and retain only those portions of earnings required to maintain a minimum 6.00% equity to assets ratio annually. The nature of the Free Cash Flow method produces an estimated range of control value, as it assumes shareholders have the authority to maximize dividend payments. The second method for determining cash flow was based on anticipated dividends to shareholders (the "Dividend Discount Model"). This approach is a widely recognized method for estimating minority values, as it estimates value to an investor who has no control over dividend policy.

Next, we determined an appropriate range of residual values. The residual value of an investment is difficult to measure given the uncertainty regarding future earnings and book value. We chose a range of residual values which estimate the likely value of the Company's common shares over the long term.
In performing our analysis, we considered the Company's residual value to range from 1.2 to 2.2 times estimated core book value in 2001. Values ranging from
1.2 times through 1.4 times book value are considered the trading range for the shares, while values ranging from 1.6 times through 2.2 times book are considered the acquisition range. We also discounted the future benefits to be received by the shareholders as measured by projected earnings and utilized a range of residual values from 10 times through 20 times last




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Alex Sheshunoff & Co. Investment Banking                                      8
twelve months earnings as of June 30, 1997. Values ranging from 10 times through 14 times earnings are considered the trading range for the shares, while values ranging from 16 times through 20 times earnings are considered the acquisition range.

Important to the discounted cash flow approach is the determination of the appropriate discount rate. The discount rate was estimated by comparing the Company's average return on equity, the average return on equity for the New Jersey and Regional Comparables, and the equity risk premium over the risk-free rate which incorporates investors' expectations. We utilized the yield on the 30 year Treasury Bond as an estimate of the risk-free rate in deriving the discount rate. As of the valuation date, the risk-free rate was 6.44%. In deriving the market risk premium, we utilized the average return for common stocks in the S&P 500 Index above the risk-free rate over the past 69 years.(2) This market risk premium was determined to be 7.40%.

As part of the discount rate derivation, we also examined the risk inherent in specifically owning bank stocks. This risk is often quantified by a measure of systematic risk, or beta. Our analysis focused in particular on the betas of publicly traded community banks with assets less than $500 million. These betas ranged from 0.03 to 1.28 with an average of 0.31. Stocks with a beta less than one have risk levels that are lower than that of the overall equity market. Thus we have estimated the equity risk premium for owning bank stock to be 2.33%, as shown on the following page.

We also considered possible adjustments to the risk-free and implied equity risk premium which may be due to the small size of the Company's market value and risk inherent in holding the Company's stock. In general, a size premium is requisite for companies with small market capitalizations. The size premium was determined to be 3.60%.(2) Additionally, Sheshunoff considered an adjustment to reflect the risk associated with holding common stocks of the Company (as compared to a well diversified portfolio of stock). The relatively consistent earnings of the Company were considered in estimating the specific company risk premium of 3.50%




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Alex Sheshunoff & Co. Investment Banking                                      9

                 Comparative Returns on Equity
                 -----------------------------

                 The Company's LTM ROE - 6/30/97                                                      13.61%
                 State Guideline Companies' Average ROE                                               12.73%
                 Regional Guideline Companies' Average ROE                                            12.86%
                 Average ROE of Publicly Traded Banks Under $500 Million                              12.50%

                 Discount Rate
                 -------------

                 Risk-Free Rate (30 year T-Bond)                                                       6.44%
                 Equity Risk Premium (7.40% x beta of 0.31)                                            2.29%
                 Size Premium                                                                          3.60%
                 Company Specific Risk                                                                 2.50%
                                                                                                      ------
                 Discount Rate                                                                        14.83%
                 Discount Rate Range                                                               12.0% - 18.0%

A full range of the values created under the various cash flow methods, growth rates, residual values, and discount rates are displayed in Exhibit IV.

     e.  SELF TENDERS AND BUYBACKS

In determining the estimated fair value range of the Company's shares, we also examined self tenders and buybacks of capital stock conducted by similar banking organizations. Specifically, the group consisted of 26 banking organizations who repurchased less than $50 million of their common stock from the market during the period of August 1, 1995 through August 6, 1997. This analysis showed that on average, the companies in this group repurchased their shares at a 6% premium over the market value of their stock four weeks prior to the announcement date with the average purchase price totaling 1.33 times book value. Analysis of the selected group is displayed in Exhibit V.

RANGE OF VALUE

No company or transaction used in the comparable company and comparable transaction analyses is identical to the Company. In addition, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that could affect the public trading value and/or transaction value of the companies to which they are being compared. Moreover, the estimate of the fair value of the Minority Shares




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Alex Sheshunoff & Co. Investment Banking                                      10
is to some extent a subjective one based on the experience and judgment of Sheshunoff and not merely the result of mathematical analysis of financial data. Furthermore, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Sheshunoff's view of the actual value of the Minority Shares.
Exhibit VI presents a summary of the range of values produced under various valuation methods.


CONCLUSION

In arriving at our opinion of the fair value of the Minority Shares, we considered the financial performance and condition of the Company including future earnings and dividend paying capacity, the economic outlook of the trade area and the banking industry in general, previous sales of the Company's common stock, the market price of selected comparable banking institutions and the lack of a market and trading volume in the Company's common stock, sales of comparable banking organizations in the Company's region and self tenders and buybacks conducted by banking organizations.

It is our opinion that as of June 30, 1997, the estimated fair value range of the Minority Shares was $60 to $70 per share. Our estimate of fair value must not be construed as a valuation of all of the shares of the Company and is not a recommendation with respect to the purchase or sale of the common stock of the Company. Our valuation is solely our estimate of the fair value of the Company's common stock and may be materially different at any date other than the valuation date indicated herein.

This analysis is provided to you solely for the confidential, internal use of the Special Committee to the Board of Directors of the Company. Without prior written consent of Sheshunoff, it may not be used for any other purpose than that stated above and may not be quoted in whole or in part, or otherwise referred to in any report or document, or furnished or otherwise communicated to any other person.

                                        Respectfully Submitted,

                                        [DRAFT STAMP]

                                        ALEX SHESHUNOFF & CO. INVESTMENT BANKING




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Alex Sheshunoff & Co. Investment Banking                                      11

                                   EXHIBITS

                         I.  Historical and Projected

                                  Financials

                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

        HISTORICAL AND PROJECTED(1) BALANCE SHEET AND INCOME STATEMENT

                FOR THE PERIODS ENDING DECEMBER 31, 1994-2000

                                (IN THOUSANDS)

          BALANCE SHEET DATA            1994      1995      1996 BUDGETED-1997  PROJECTED-1998  PROJECTED-1999 PROJECTED-2000
----------------------------------      ----      ----      ---- -------------  --------------  -------------- --------------
Interest earning assets
     Funds & interest bearing deposits  32,232    46,781    31,247    34,491         37,940         41,734           45,908
     Investments                       138,144   114,320    96,669   106,705        117,376        129,113          142,025
     Loans                             190,372   229,700   287,695   317,563        349,320        384,252          422,677
                                      --------  --------  --------  --------       --------       --------         --------
Total interest earning assets          360,748   390,801   415,611   458,760        504,635        555,099          610,609
Other assets                            12,148    13,439    14,713    16,240         17,865         19,651           21,616
                                      --------  --------  --------  --------       --------       --------         --------

     Total Assets                     $372,896  $404,240  $430,324  $475,000       $522,500       $574,750         $632,225
                                      ========  ========  ========  ========       ========       ========         ========
Liabilities
     Deposits                          337,223   363,433   385,384   425,278        467,342        513,613          564,511
     Notes Payable                          --        --        --        --             --             --               --
     Other Liabilities                   3,118     4,164     5,189     5,728          6,300          6,931            7,624
                                      --------  --------  --------  --------       --------       --------         --------
Total Liabilities                      340,341   367,597   390,573   431,005        473,642        520,543          572,134

Common Equity                           32,555    36,643    39,751    43,995         48,858         54,207           60,091
                                      --------  --------  --------  --------       --------       --------         --------
     Total Equity                     $372,896  $404,240  $430,324  $475,000       $522,500       $574,750         $632,225
                                      ========  ========  ========  ========       ========       ========         ========

       INCOME STATEMENT DATA            1994      1995      1996 BUDGETED-1997  PROJECTED-1998  PROJECTED-1999 PROJECTED-2000
----------------------------------      ----      ----      ---- -------------  --------------  -------------- --------------

Net interest income                     13,885    15,098    15,520    16,482         18,887         20,775           22,853
Provision for possible loan losses         725     1,266     1,805     1,917          2,197          2,416            2,658
                                      --------  --------  --------  --------       --------       --------         --------
Other income:
     Service fees                        1,258     1,428     1,677     1,781          2,041          2,245            2,469
     Trust department income               620       652       694       737            845            929            1,022
     Other                                 430       303       460       489            560            616              677
     Net investment securities gains        --       360       415       441            505            556              611
                                      --------  --------  --------  --------       --------       --------         --------
Total other income                       2,308     2,743     3,246     3,447          3,950          4,345            4,780
Other expense:
     Salaries & wages                    4,164     4,388     4,497     4,776          5,472          6,020            6,622
     Employee benefits                   1,070     1,321     1,101     1,169          1,340          1,474            1,621
     Occupancy & equipment               1,593     1,704     1,777     1,887          2,162          2,379            2,617
     OCC and FDIC                          806       473        98       104            119            131              144
     Postage, stationery & supplies        332       422       469       498            571            628              691
     Professional fees                     337       478       647       687            787            866              953
     Other operating expenses            1,278     1,237     1,768     1,878          2,152          2,367            2,603
                                      --------  --------  --------  --------       --------       --------         --------
Total other expense                      9,580    10,023    10,357    10,999         12,604         13,684           15,250
                                      --------  --------  --------  --------       --------       --------         --------
Income before taxes                      5,888     6,552     6,604     7,013          8,037          8,840            9,724
Taxes                                    1,411     1,700     1,276     1,355          1,553          1,708            1,879
                                      --------  --------  --------  --------       --------       --------         --------
Net income                            $  4,477  $  4,852  $  5,328  $  5,658       $  6,484       $  7,132         $  7,845
                                      ========  ========  ========  ========       ========       ========         ========
Dividends                             $  1,054  $  1,093  $  1,195  $  1,415       $  1,621       $  1,783         $  1,961

(1) Assumes total assets grow at 10% per year and Earnings produce a 1.30% ROAA


                       Historical Financial Highlights

            SOUTHERN JERSEY BANCORP OF DELAWARE, INCORPORATED (SOJB)
                        HISTORICAL FINANCIAL HIGHLIGHTS

---------------------------------------------------------------------------------------------------------------
    (DOLLARS IN THOUSANDS)           FY 12/94               FT 12/95             FY 12/96            YTD 6/97
---------------------------------------------------------------------------------------------------------------
HIGHLIGHTS
Total Assets                         372,896                404,240              430,324             446,926
Net Income                             4,477                  4,852                5,382               2,657
Return on Average(%)                    1.23                   1.25                 1.28                1.20
Tangible Equity/Assets(%)               8.73                   9.06                 9.24                9.33
Nonperforming Assets/Assets(%)          1.22                   1.31                 1.00                0.86
High-Risk RE/Assets(%)(09/96)                                                                          17.24

BALANCE SHEET
Total Assets                         372,896                404,240              430,324             446,926
Loans                                192,518                232,113              290,885             296,021
Deposits                             337,223                363,433              385,384             399,027
Loans/Deposits(%)                      57.09                  63.87                75.48               74.19

ASSET QUALITY
Nonperforming Loans                    3,455                  4,360                2,287               3,846
Real Estate Owned                      1,094                    946                2,016                  NA
NPAs + Loans 90 Days Past Due          5,655                  7,349                5,591               6,623
NPAs + 90s/Assets(%)                    1.52                   1.82                 1.30                1.48
Reserves/NPAs + 90s(%)                 37.95                  32.83                57.06               55.17

CAPITAL
Total Equity                          32,555                 36,643               39,751              41,693
Tangible Equity                       32,555                 36,643               39,751              41,693
Equity/Assets(%)                        8.73                   9.06                 9.24                9.33
Tangible Equity/Assets(%)               8.73                   9.06                 9.24                9.33
Tier 1 Capital Ratio(%)                14.30                  13.90                12.80                  NA
Risk Based Capital Ratio(%)            15.20                  14.80                13.80                  NA

Publicly Reported Book Value($)        29.62                  33.78                36.64               38.38
Tangible Publicly Rep Book($)          29.62                  33.78                36.64               38.38
Shares Outstanding(Actual)         1,099,233              1,084,807            1,084,804           1,086,231

            SOUTHERN JERSEY BANCORP OF DELAWARE, INCORPORATED (SOJB)
                        HISTORICAL FINANCIAL HIGHLIGHTS

---------------------------------------------------------------------------------------------------------------
    (DOLLARS IN THOUSANDS)           FY 12/94               FT 12/95             FY 12/96            YTD 6/97
---------------------------------------------------------------------------------------------------------------
Loans/Deposits(%)                      57.09                   63.87                75.48               74.19
Reserves/Loans(%)                       1.11                    1.04                 1.10                1.23
One-year Gap/Assets(%)                (19.90)                 (21.75)                  NA                  NA
Loans Serviced for Others                  0                       0                    0                  NA
FTE Employees (Actual)                   215                     183                  195                  NA

ANNUALIZED GROWTH RATES
Asset Growth Rate(%)                    3.97                    8.41                 6.45                7.72
Loan Growth Rate(%)                    27.21                   20.57                25.32                3.53
Deposit Growth Rate(%)                  3.04                    7.77                 6.04                7.08

AVERAGE BALANCES
Average Gross Loans                  169,025                 210,327              261,499             297,187
Average Earning Assets               335,922                 355,542              375,480             399,173
Average Assets                       364,521                 388,568              417,282             443,613
Average Interest Bearing Liabs       235,238                 251,207              267,300             284,103
Average Preferred Equity                   0                       0                    0                   0
Average Common Equity                 30,937                  34,599               38,197              40,701
Average Equity                        30,937                  34,599               38,197              40,701

INCOME STATEMENT
Interest Income                       24,616                  28,212               30,390              16,279
Interest Expense                      10,731                  13,114               14,870               7,901
 Net Interest Income                  13,885                  15,098               15,520               8,378
Loan Loss Provision                      725                   1,266                1,805                 660
 Trading Account Income                    0                       0                    0                   0
 Foreign Exchange Income                   0                       0                    0                   0
 Trust Revenue                           620                     652                  694                 359
 Service Charges on Deposits           1,258                   1,428                1,677                 827
 Gain on Sale of Loans                     0                       0                    0                   0
 Other Noninterest Income                430                     303                  460                 194
Total Noninterest Income               2,308                   2,383                2,831               1,380

           SOUTHERN JERSEY BANCORP OF DELAWARE, INCORPORATED (SOJB)
                       HISTORICAL FINANCIAL HIGHLIGHTS


------------------------------------------------------------------------
       (DOLLARS IN THOUSANDS)    FY 12/94  FY12/95   FY 12/96   YTD 6/97
------------------------------------------------------------------------
EARNINGS
Net Income                          4,477    4,852      5,328      2,657
ROAA (%)                             1.23     1.25       1.28       1.20
ROAE (%)                            14.47    14.02      13.95      13.06
Net Interest Margin (%)              4.27     4.42       4.27       4.26
Net Oper Exp/ Avg Assets (%)         1.99     1.97       1.80       1.77
Earnings per Share ($)               4.07     4.47       4.91       2.45
Dividends per Share ($)              0.96     1.00       1.10       0.60

BALANCE SHEET
Cash and Equivalents               32,232   46,781     31,247     35,457
Total Investment Securities       138,144  114,320     96,669     94,631
 Total Cash & Securities          170,376  161,101    127,916    130,088
Gross Loans                       192,518  232,113    290,885    296,021
Loan Loss Reserves                  2,146    2,413      3,190      3,654
 Net Loans                        190,372  229,700    287,695    292,367
Loans Held for Sale                     0        0          0          0
Real Estate Owned                   1,094      946      2,016         NA
Total Intangibles                       0        0          0          0
Loan Servicing Rights                   0        0          0          0
Purchased Credit Card Receivable        0        0          0          0
 Total Assets                     372,896  404,240    430,324    446,926

Deposits                          337,223  363,433    385,384    399,027
Borrowings                              0        0          0          0
Preferred Equity                        0        0          0          0
Common Equity                      32,555   36,643     39,751     41,693
 Total Equity                      32,555   36,643     39,751     41,693

BALANCE SHEET ANALYSIS
Loans/ Assets (%)                   51.63    57.42      67.60      66.23



           SOUTHERN JERSEY BANCORP OF DELEWARE, INCORPORATED (SOJB)
                       HISTORICAL FINANCIAL HIGHLIHGTS

------------------------------------------------------------------------------------
   (DOLLARS IN THOUSANDS)         FY 12/94       FY 12/95      FY 12/96     YTD 6/97
------------------------------------------------------------------------------------
Investment Securities Gains              0            360           415            0

Total Nonrecurring Income                0              0             0            0

Net Interest Income, FTE            14,346         15,707        16,035           NA

INCOME STATEMENT
 Compensation and Benefits           5,234          5,709         5,598        3,079
 Occupancy and Equipment             1,593          1,704         1,777          890
 Amortization of Intangibles             0              0             0            0
 Other Noninterest Expense           2,753          2,610         2,982        1,332
Noninterest Expense before REO          NA             NA            NA           NA
 Foreclosed Property Expense            NA             NA            NA           NA
Total Noninterest Expense            9,580         10,023        10,357        5,301
Minority Interest                        0              0             0            0
Nonrecurring Expense                     0              0             0            0
 Net Income Before Taxes             5,888          6,552         6,604        3,797
Provision for Taxes                  1,411          1,700         1,276        1,140
Extraordinary Items                      0              0             0            0
Net Income                           4,477          4,852         5,328        2,657
Earnings per Share ($)                4.07           4.47          4.91         2.45
EPS vs. Year-Ago Period (%)          11.14           8.31         10.84         3.81

Preferred Dividends                      0              0             0            0
Net Income Available to Common       4,477          4,852         5,328        2,657


PROFITABILITY RATIOS
Return on Average Assets (%)          1.23           1.25          1.28         1.20
Return on Average Equity (%)         14.47          14.02         13.95        13.06
Return on Avg. Common Equity (%)     14.47          14.02         13.95        13.06

Net Interest Margin (%)               4.27           4.42          4.27         4.26


            SOUTHERN JERSEY BANCORP OF DELAWARE, INCORPORATED (SOJB)
                        HISTORICAL FINANCIAL HIGHLIGHTS

---------------------------------------------------------------------------------
       (DOLLARS IN THOUSANDS)       FY 12/94    FY 12/95    FY 12/96    YTD 6/97
---------------------------------------------------------------------------------
  Yield on Earning Assets (%)           7.33        7.93        8.09        8.16
  Cost of Funds (%)                     4.56        5.22        5.56        5.56
Spread (%)                              2.77        2.71        2.53        2.60
Net Interest Inc/ Avg Assets (%)        3.81        3.89        3.72        3.78

G&A Expense/ Avg Assets (%)             2.63        2.58        2.48        2.39
Noninterest Inc/ Avg Assets (%)         0.63        0.61        0.68        0.62
  Net Oper Exp/ Avg Assets (%)          1.99        1.97        1.80        1.77
Overhead Ratio (%)                     50.69       48.64       46.93       46.09
Efficiency Ratio (%)                   57.52       55.41       54.90       53.62
Compensation/ G&A Exp (%)              54.63       56.96       54.05       58.08
Nonrecurring/ NIBT (%)                  0.00        5.49        6.28        0.00

CORE INCOME
-----------
Core Income                            4,477       4,618       5,058       2,657
Core EPS ($)                            4.07        4.47        4.91        2.45
Core Income/ Avg Assets (%)             1.23        1.19        1.21        1.20
Core Income/ Avg Equity (%)            14.47       13.35       13.24       13.06

SHARE AND PER SHARE INFORMATION
-------------------------------
Primary EPS Bef Extra Item ($)          4.07        4.47        4.91        2.45
Primary EPS After Extra Item ($)        4.07        4.47        4.91        2.45
Fully Dil EPS Bef Extra Item ($)        4.07        4.47        4.91        2.45
Fully Dil EPS After Extra Item ($)      4.07        4.47        4.91        2.45
Dividends per Share ($)               0.9600      1.0000      1.1000      0.6000
Payout Ratio (%)                       23.47       22.57       22.40       24.49
Avg Fully Dil Shares (Actual)      1,095,796   1,094,802   1,085,310          NA

Shares Outstanding (Actual         1,099,233   1,084,807   1,084,804   1,086,231
Publicly Reported Book Value ($)       29.62       33.78       36.64       38.38
Tangible Publicly Rep Book ($)         29.62       33.78       36.64       38.38

            SOUTHERN JERSEY BANCORP OF DELAWARE, INCORPORATED (SOJB)
                        HISTORICAL FINANCIAL HIGHLIGHTS

------------------------------------------------------------------------------------
   (DOLLARS IN THOUSANDS)         FY 12/94       FY 12/95      FY 12/96     YTD 6/97
------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Preferred Equity                       0              0             0            0
  Common Equity                     32,555         36,643        39,751       41,693
Total Equity                        32,555         36,643        39,751       41,693
  Intangible Assets                      0              0             0            0
Tangible Equity                     32,555         36,643        39,751       41,693
Memo: FASB 115 Adjustment               56            929            22         (90)

Equity/Assets (%)                     8.73           9.06          9.24         9.33
Tangible Equity/Assets (%)            8.73           9.06          9.24         9.33

Tier 1 Capital Ratio (%)             14.30          13.90         12.80           NA
Risk Based Capital Ratio (%)         15.20          14.80         13.80           NA
Tier 1 Leverage Ratio (%)             8.80           9.10          8.80           NA

MARKET INFORMATION
Stock Price at End of Period ($)    31.250         37.000        41.250       46.000
EOP Price/ Earnings (x)               7.64           8.35          8.40         9.39
EOP Price/ LTM Earnings (x)           7.64           8.35          8.40           NM
EOP Price/ Book Value (%)           105.50         109.53        112.58       119.85
EOP Price/ Tangible Book (%)        105.50         109.53        112.58       119.85

High Price for the Period ($)       33.500         38.000        41.750       46.000
Low Price for the Period ($)        26.000         31.250        37.000       40.000
SNL Bank Index at Period End       137.604        207.606       280.103      333.299
S&P 500 at Period End              459.270        615.930       740.740      885.150
DJIA at Period End               3,834.440      5,117.120     6,448.270    7,672.790

ASSET QUALITY
Nonaccrual Loans                     2,298          3,133         2,287        3,192
Renegotiated Loans                   1,147          1,227             0          654

            SOUTHERN JERSEY BANCORP OF DELAWARE, INCORPORATED (SOJB)
                        HISTORICAL FINANCIAL HIGHLIGHTS

------------------------------------------------------------------------------------
   (DOLLARS IN THOUSANDS)         FY 12/94       FY 12/95      FY 12/96     YTD 6/97
------------------------------------------------------------------------------------
 Nonperforming Loans                 3,445          4,360         2,287        3,846
Other Real Estate Owned              1,094            946         2,016           NA
 Nonperforming Assets                4,539          5,306         4,303        3,846
Accruing Loans 90 Days Past Due      1,116          2,043         1,288        2,777
 NPAs + 90s                          5,655          7,349         5,591        6,623
Loan Loss Reserves                   2,146          2,413         3,190        3,654
Net Chargeoffs                         714            999         1,028          196

NPAs/ Assets (%)                      1.22           1.31          1.00         0.86
NPAs + 90s/ Assets (%)                1.52           1.82          1.30         1.48
NPAs/ Loans + REO (%)                 2.34           2.28          1.47           NA
Reserves/ Nonperforming Lns (%)      62.29          55.34        139.48        95.01
Reserves/ NPAs + 90 (%)              37.95          32.83         57.06        55.17
NPAs+90s/ Equity + Reserves (%)      16.30          18.82         13.02        14.61
NCOs/ Average Loans (%)               0.42           0.47          0.39         0.13
Loan Loss Provision/ NCOs (%)       101.54         126.73        175.58       336.73

ASSET QUALITY BY LOAN TYPE
Nonaccruals
 Construction and Development                                         0            0
 Commercial Real Estate                                             830         1.19
 1-4 Family Mortgage                                              1,272         2.08
 All Real Estate                                                  2,155         1.61
 Commercial                                                         600         1.24
 Credit Card                                                         -          0.00
 Other Consumer                                                     325         0.34
  Total Nonaccruals/Tot Loans                                     3,137         1.12

90 Days Past and Still Accruing
 Construction and Development                                         0            0
 Commercial Real Estate                                               0            0
 1-4 Family Mortgage                                                344         0.56
 All Real Estate                                                    404         0.30

                           II.  Stock Price History

           SOUTHERN JERSEY BANCORP OF DELAWARE, INC. PRICE HISTORY
                 FOR MONTHS ENDING DECEMBER 1994 TO JULY 1997

       JAN95    FEB95   MAR95   APR95   MAY95   JUN95   JUL95   AUG95   SEP95   OCT95   NOV95   DEC95   JAN96   FEB96

SOJB   31.50    31.50   31.50   31.50   31.50   31.50   32.00   32.50   33.00   34.00   35.00   37.00   37.75   37.75


       MAR96   APR96   MAY96   JUN96   JUL96   AUG96   SEP96   OCT96   NOV96   DEC96   JAN97   FEB97   MAR97   APR97

SOJB   38.50   38.50   38.50   38.50   38.50   38.50   38.75   41.25   39.00   39.00   42.00   43.00   43.50   41.50


       MAY97   JUN97   JUL97   AUG97

SOJB   44.50   46.00   46.00   47.00


--------------------------------------------------------------------------------
 MARKET INFORMATION                 YR 1994     YR 1995     YR 1996    2-Sep-97
--------------------------------------------------------------------------------
Stock Price at End of Period($)      $31.25      $37.00      $41.25     $47.00
EOP Price/Earnings(x)                 7.64x       8.35x       8.40x      9.43x
EOP Price/LTM Earnings(x)             7.64x       8.35x       8.40x      9.43x
EOP Price/Book Value(%)               1.06x       1.10x       1.13x      1.26x
EOP Price/Tangible Book(%)            1.06x       1.10x       1.13x      1.26x

High Price for the Period($)         $33.50      $38.00      $41.75     $47.00
Low Price for the Period($)          $26.00      $31.25      $37.00     $40.00
SNL Bank Index at Period End        137.604     207.606     280.103         NA
S&P 500 at Period End                459.27      615.93      740.74     927.58
DJIA at Period End                 3,834.44    5,117.12    6,448.27   7,879.78


                          III.  Comparable Guideline

                           Companies & Transactions

                           a.  Comparable Guideline

                             Companies (trading)

                             REGIONAL COMPARABLES

SOUTHERN JERSEY BANCORP
Financial & Market Summary of Selected Guideline Financial Institutions

                                                                        MARKET & PER SHARE DATA
                                       -----------------------------------------------------------------------------------------
                                                                                               PRICE TO                MARKET
                                                            YEAR                                 LTM       MARKET     PRICE TO
                                                           TO DATE   STOCK     BOOK  DIVIDEND  EARNINGS   PRICE TO    TANGIBLE
                                       STOCK   FINANCIAL    PRICE    PRICE    VALUE   YIELD    MULTIPLE  BOOK VALUE  BOOK VALUE
COMPANY              CITY, STATE       SYMBOL    DATA      CHANGE   9/22/97    ($)     (%)       (x)        (x)         (x)
--------------------------------------------------------------------------------------------------------------------------------
ACNB Corp.           Gettysburg, PA     ACNB    6/30/97    29.69%    $20.75    9.66    3.47     14.72      214.80      214.80
Chemung Financial
  Corp.              Elmira, NY         CHMG    6/30/97     0.00%    $34.75   28.09    3.57     11.47      123.71      140.92
CNB Financial Corp.  Canajoharie, NY    CNBF    6/30/97    28.10%    $24.13   13.35    2.16     12.70      180.71      180.85
Community Banks Inc. Millersburg, PA    CTY     6/30/97    46.90%    $36.38   16.33    2.31     18.46      222.75      230.81
Drovers Bancshares
  Corp.              York, PA           DROV    6/30/97    21.99%    $26.00   14.31    2.31     13.83      181.69      181.69
First National
  Community Bank     Dunmore, PA        FDNM    3/31/97     3.88%    $33.50   25.39    3.22      8.57      131.94      131.94
First United Corp.   Oakland, MD        FUNC    6/30/97    20.83%    $18.13    9.02    3.09     18.31      200.94      200.94
Heritage Bancorp
  Inc.               Pottsville, PA     HBCI    6/30/97    57.30%    $17.50    8.67    2.97     15.91      201.85      201.85
Hanover Bancorp Inc. Hanover, PA        HOVB    6/30/97     1.37%    $18.50   10.91    2.60     15.16      169.57      169.57
Iroquois Bancorp
  Inc.               Auburn, NY         IROQ    6/30/97    48.53%    $25.25   13.58    1.58     15.98      185.94      202.49
Penn Security B&TC   Scranton, PA       PSBT    3/31/97    10.96%   $100.00   76.15    3.20     11.71      131.32      131.32
Vista Bancorp Inc.   Phillipsburg, NJ   VBNJ    6/30/97    12.28%    $16.00    9.76    2.75     16.16      163.93      165.63
Yardville National
  Bancorp            Trenton, NJ        YANB    6/30/97    41.03%    $27.50   15.22    1.89     15.03      180.68      180.80

                                                ------------------------------------------------------------------------------
                                                HIGH       57.30%   $100.00  $76.15    3.57%    18.46x     222.75x     230.81x
                                                LOW         0.00%    $16.00   $8.67    1.58%     8.57x     123.71x     131.32x
                                                AVERAGE    24.84%    $30.64  $19.26    2.70%    14.46x     176.14x     179.51x
                                                MEDIAN     21.99%    $25.25  $13.58    2.75%    15.03x     180.71x     180.85x
                                                ------------------------------------------------------------------------------

Southern Jersey
  Bancorp of DE      Bridgeton, NJ      SOJB    6/30/97    13.94%    $47.00   38.38    2.55      9.40      122.46      122.46


------------------------------------------------------------
                                         AVERAGE   POTENTIAL
POTENTIAL VALUES               AMOUNT   MULTIPLE     VALUE
------------------------------------------------------------
  LTM EPS 6/30/97               $5.00    8.57x      $42.84
  Estimated EPS 12-97           $5.21    8.57x      $44.64
  Book Value 6/30/97           $38.38    1.76x      $67.60
  Estimated Book Value 12-97   $40.50    1.76x      $71.34
------------------------------------------------------------

SOUTHERN JERSEY BANCORP
Financial & Market Summary of Selected Guideline Financial Institutions

                                                                            PROFITABILITY & LEVERAGE RATIOS
                                                   --------------------------------------------------------------------------------

                                                                   NET                    RETURN      RETURN               EQUITY
                                                                 INTEREST    EFFICIENCY     ON          ON      LEVERAGE     TO
                                                   FINANCIAL      MARGIN       RATIO      ASSETS      EQUITY     RATIO     ASSETS
COMPANY                         CITY, STATE          DATA          (%)          (%)         (%)         (%)       (%)        (%)
===================================================================================================================================
ACNB Corp.                      Gettysburg, PA      6/30/97       4.57         47.40       1.59        15.26     10.94      10.88
Chemung Financial Corp.         Elmira, NY          6/30/97       4.88         61.21       1.19        11.39      8.93      10.60
CNB Financial Corp.             Canajoharie, NY     6/30/97       5.05         54.28       1.26        15.21      8.69       8.48
Community Banks Inc.            Millersburg, PA     6/30/97       4.91         55.91       1.43        12.55     10.57      10.96
Drovers Bancshares Corp.        York, PA            6/30/97       3.87         61.96       1.19        13.89      8.08       8.19
First National Community Bank   Dunmore, PA         3/31/97       3.79         57.24       1.19        16.05      7.39       7.16
First United Corp.              Oakland, MD         6/30/97       4.84         64.35       1.21        11.10     10.46      10.46
Heritage Bancorp Inc.           Pottsville, PA      6/30/97       5.04         54.71       1.58        13.33       NA       11.77
Hanover Bancorp Inc.            Hanover, PA         6/30/97       4.30         66.92       1.01        11.34      8.55       8.25
Iroquois Bancorp Inc.           Auburn, NY          6/30/97       4.42         55.06       0.88        12.12       NA        7.41
Penn Security B&TC              Scranton, PA        3/31/97       4.49         69.74       1.15        11.38     10.19      10.31
Vista Bancorp Inc.              Phillipsburg, NJ    6/30/97       3.80         64.57       0.80        10.66      7.57       7.46
Yardville National Bancorp      Trenton, NJ         6/30/97       4.08         57.79       0.91        12.93      7.16       7.16
                                               ------------------------------------------------------------------------------------
                                                    HIGH          5.05%        69.74%      1.59%       16.05%    10.94%     11.77%
                                                    LOW           3.79%        47.40%      0.80%       10.66%     7.16%      7.16%
                                                    AVERAGE       4.46%        59.34%      1.18%       12.86%     8.96%      9.16%
                                                    MEDIAN        4.49%        57.79%      1.19%       12.55%     8.69%      8.48%
                                               ------------------------------------------------------------------------------------

Southern Jersey Bancorp of DE   Bridgeton, NJ       6/30/97       4.30         55.05       1.25        13.61       NA        9.33

                                                                                                                10000.00%

SOUTHERN JERSEY BANCORP
Financial & Market Summary of Selected Guideline Financial Institutions

                                                                                  ASSET QUALITY
                                                   ---------------------------------------------------------------------------------

                                                                                                                             NPAs +
                                                                                                                      NPAs   90 DAYS
                                                               NCO'S                 LOAN             NPLs             TO      TO
                                                                TO                   LOSS              TO            LOANS,  EQUITY
                                                              AVERAGE      NET      RESERVE           LOANS,          PLUS      &
                                                   FINANCIAL   LOANS   CHARGE-OFF'S  RATIO    NPLs     NET     NPAs    ORE  RESERVES
COMPANY                         CITY, STATE          DATA       (%)       ($000)      (%)    ($000)    (%)    ($000)   (%)     (%)
===================================================================================================================================
ACNB Corp.                      Gettysburg, PA      6/30/97    0.07          58      0.93     3,726    0.53    2,171   0.64    7.57
Chemung Financial Corp.         Elmira, NY          6/30/97    0.28         206      1.36     1,425    0.31    1,505   0.51    3.23
CNB Financial Corp.             Canajoharie, NY     6/30/97   -0.57        -462      2.69     3,317    0.61    2,964   0.92    7.14
Community Banks Inc.            Millersburg, PA     6/30/97    0.29         183      1.13     3,962    1.22    3,629   1.42    8.62
Drovers Bancshares Corp.        York, PA            6/30/97    0.06          42      1.12     1,761    0.60    2,386   0.82    5.53
First National Community Bank   Dunmore, PA         3/31/97    0.02          16      1.22        --      NA       NA     NA      NA
First United Corp.              Oakland, MD         6/30/97    0.12         117      0.53     1,592    0.14      920   0.22    3.24
Heritage Bancorp Inc.           Pottsville, PA      6/30/97    0.08          41      1.41     2,129    0.43    1,380   0.62    5.74
Hanover Bancorp Inc.            Hanover, PA         6/30/97    0.11          71      0.97       928    0.15      463   0.18    2.86
Iroquois Bancorp Inc.           Auburn, NY          6/30/97    1.16       1,025      0.82     4,989    1.40    5,742   1.61   14.44
Penn Security B&TC              Scranton, PA        3/31/97    0.05          30      0.95     1,183    0.32    1,632   0.65    4.66
Vista Bancorp Inc.              Phillipsburg, NJ    6/30/97    0.22         168      1.22     3,512    1.04    4,475   1.42   10.74
Yardville National Bancorp      Trenton, NJ         6/30/97    0.14         119      1.50     7,629    1.99    7,881   2.23   19.81
                                               -------------------------------------------------------------------------------------
                                                    HIGH       1.16%     $1,025      2.69%   $7,629    1.99%  $7,881   2.23%  19.81%
                                                    LOW       -0.57%    -$  462      0.53%   $    0    0.14%  $  463   0.18%   2.86%
                                                    AVERAGE    0.16%     $  124      1.22%   $2,781    0.73%  $2,929   0.94%   7.80%
                                                    MEDIAN     0.11%     $   71      1.13%   $2,129    0.57%  $2,279   0.74%   6.44%
                                               -------------------------------------------------------------------------------------

Southern Jersey Bancorp of DE   Bridgeton, NJ       6/30/97    0.14         101      1.23     6,623    1.30    3,846    NA    14.61

SOUTHERN JERSEY BANCORP
Financial & Market Summary of Selected Guideline Financial Institutions

                                                                                  FINANCIAL DATA
                                                 --------------------------------------------------------------------------------
                                                                        LOAN LOSS   TOTAL   INTANGIBLES   TOTAL     TOTAL   TOTAL
                                                 FINANCIAL  LOANS, NET   RESERVE   DEPOSITS  (GOODWILL) BORROWINGS EQUITY  ASSETS
COMPANY                        CITY, STATE         DATA        (%)       ($000)     ($000)     ($000)     ($000)   ($000)  ($000)
=================================================================================================================================
ACNB Corp.                     Gettysburg, PA     6/30/97   333,013     3,170     399,075       --       13,567   50,731  466,342
Chemung Financial Corp.        Elmira, NY         6/30/97   292,891     4,024     457,491     7,109      22,974   58,215  549,117
CNB Financial Corp.            Canajoharie, NY    6/30/97   313,350     8,666     527,340        52      24,209   51,690  609,312
Community Banks Inc.           Millersburg, PA    6/30/97   251,651     1,887     352,395     1,706      43,995   49,201  449,119
Drovers Bancshares Corp.       York, PA           6/30/97   287,721     3,260     391,546       --       53,892   40,204  490,601
First National Community Bank  Dunmore, PA        3/31/97   269,869     3,331     325,541       --       29,963   27,686  386,556
First United Corp.             Oakland, MD        6/30/97   412,675     2,188     472,381       --       13,000   57,267  547,497
Heritage Bancorp Inc.          Pottsville, PA     6/30/97   217,640     3,106     257,583       --       50,392   41,383  351,591
Hanover Bancorp Inc.           Hanover, PA        6/30/97   260,430     2,538     325,944       --       26,752   32,069  388,561
Iroquois Bancorp Inc.          Auburn, NY         6/30/97   353,879     2,938     428,052     2,618      29,529   36,824  496,903
Penn Security B&TC             Scranton, PA       3/31/97   249,471     2,400     347,887       --        4,445   40,890  396,528
Vista Bancorp Inc.             Phillipsburg, NJ   6/30/97   309,330     3,834     473,594       426      21,624   40,179  538,783
Yardville National Bancorp     Trenton, NJ        6/30/97   347,657     5,284     414,830        31      68,139   37,629  525,720
                                                  -------------------------------------------------------------------------------
                                                  HIGH     $412,675    $8,666    $527,340    $7,109     $68,139  $58,215 $609,312
                                                  LOW      $217,640    $2,188    $257,583    $    0      $4,445  $27,686 $351,591
                                                  AVERAGE  $300,275    $3,664    $397,974    $  919     $30,960  $46,382 $476,664
                                                  MEDIAN   $292,891    $3,170    $399,075    $3,170     $26,752  $40,890 $490,601
                                                  -------------------------------------------------------------------------------
Southern Jersey Bancorp of DE  Bridgeton, NJ      6/30/97   292,367     3,654     399,027       --         --     41,693  446,926

                            NEW JERSEY COMPARABLES

SOUTHERN JERSEY BANCORP
Financial & Market Summary of Selected Guideline Financial Institutions

                                                                        MARKET & PER SHARE DATA
                                       -----------------------------------------------------------------------------------------
                                                                                               PRICE TO                MARKET
                                                            YEAR                                 LTM       MARKET     PRICE TO
                                                           TO DATE   STOCK     BOOK  DIVIDEND  EARNINGS   PRICE TO    TANGIBLE
                                       STOCK   FINANCIAL    PRICE    PRICE    VALUE   YIELD    MULTIPLE  BOOK VALUE  BOOK VALUE
COMPANY              CITY, STATE       SYMBOL    DATA      CHANGE   9/22/97    ($)     (%)       (x)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------
Broad National
  Bancorp.           Newark, NJ         BNBC    6/30/97    53.19%    $18.00    8.58    2.22     13.43      209.79      209.79
Carnegie Bancorp     Princeton, NJ      CBNJ    6/30/97    17.60%    $21.00   12.22    2.67     18.92      171.85      171.85
Center Bancorp Inc.  Union, NJ          CNBC    6/30/97    30.00%    $26.00   13.43    3.08     14.86      193.60      217.94
Covenant Bancorp
  Inc.               Haddonfield, NJ    CNSK    6/30/97    30.46%    $17.88    7.63    0.00     38.86      234.27      234.27
Greater Community
  Bancorp            Totowa, NJ         GFLS    6/30/97    29.13%    $20.25   10.91    1.58     19.47      185.61        NA
Interchange
  Financial Services Saddle Brook, NJ   ISB     6/30/97    37.05%    $22.50   11.03    2.40     13.24      203.99      209.89
Prestige Financial
  Corp.              Flemington, NJ     PRFN    6/30/97    28.42%    $15.25    5.33    1.97     19.81      286.12      286.12
Ramapo Financial
  Corp.              Wayne, NJ          RMPO    6/30/97    37.50%     $6.88    3.71    1.75     16.37      185.31      189.92
Sun Bancorp Inc.     Vineland, NJ       SNBC    6/30/97    31.25%    $26.25   14.94    0.00     18.49      175.70      261.71
United National
  Bancorp            Bridgewater, NJ    UNBJ    6/30/97    20.83%    $21.75   11.69    2.76     15.54      186.06      206.95
Vista Bancorp Inc.   Phillipsburg, NJ   VBNJ    6/30/97    12.28%    $16.00    9.76    2.75     16.16      163.93      165.63
Yardville National
  Bancorp            Trenton, NJ        YANB    6/30/97    41.03%    $27.50   15.22    1.89     15.03      180.68      180.80

                                                ------------------------------------------------------------------------------
                                                HIGH       50.00%    $28.75  $15.22    3.17%    38.89x     281.43x     281.43x
                                                LOW         7.10%     $6.47   $3.63    0.00%    12.94x     160.58x     160.58x
                                                AVERAGE    28.61%    $19.68  $10.19    1.93%    18.30x     197.87x     207.84x
                                                MEDIAN     27.63%    $19.56  $10.78    2.14%    16.44x     191.80x     205.42x
                                                ------------------------------------------------------------------------------

Southern Jersey
  Bancorp of DE      Bridgeton, NJ      SOJB    6/30/97    13.94%    $47.00   38.38    2.55      9.40      122.46      122.46


------------------------------------------------------------
                                         AVERAGE   POTENTIAL
POTENTIAL VALUES               AMOUNT   MULTIPLE     VALUE
------------------------------------------------------------
  LTM EPS 6/30/97               $5.00    18.30x     $91.52
  Estimated EPS 12-97           $5.21    18.30x     $95.37
  Book Value 6/30/97           $38.38     1.98x     $75.94
  Estimated Book Value 12-97   $40.50     1.98x     $80.14
------------------------------------------------------------

SOUTHERN JERSEY BANCORP
Financial & Market Summary for Selected Guideline Financial Institutions

                                                                          PROFITABILITY & LEVERAGE RATIOS
                                                    ------------------------------------------------------------------------
                                                                  NET                   RETURN   RETURN               EQUITY
                                                                INTEREST   EFFICIENCY     ON       ON     LEVERAGE      TO
                                                    FINANCIAL    MARGIN      RATIO      ASSETS   EQUITY    RATIO      ASSETS
           COMPANY                 CITY, STATE        DATA        (%)         (%)        (%)      (%)       (%)        (%)
----------------------------------------------------------------------------------------------------------------------------
Broad National Bancorp.          Newark, NJ          6/30/97      4.79       63.11       1.19    16.89      8.86       6.78
Carnegie Bancorp                 Princeton, NJ       6/30/97      4.43       65.94       0.76    10.71      7.08       7.06
Center Bancorp Inc.              Union, NJ           6/30/97      3.72       62.58       0.89    13.59      5.78       6.59
Covenant Bancorp Inc.            Haddonfield, NJ     6/30/97      3.80       65.99       0.54     7.63      7.30       6.79
Greater Community Bancorp        Totowa, NJ          6/30/97      4.51       67.64       0.99    12.36     10.54       7.96
Interchange Financial Services   Saddle Brook, NJ    6/30/97      5.02       58.96       1.46    16.52      8.78       8.91
Prestige Financial Corp.         Flemington, NJ      6/30/97      4.59       59.50       1.14    16.54      7.01       6.74
Ramapo Financial Corp.           Wayne, NJ           6/30/97      5.31       63.39       1.32    12.14     10.50      10.87
Sun Bancorp Inc.                 Vineland, MJ        6/30/97      4.19       66.21       0.68    11.54        NA       4.97
United National Bancorp          Bridgewater, NJ     6/30/97      5.01       58.37       1.06    12.37      9.66       8.39
Vista Bancorp Inc.               Phillipsburg, NJ    6/30/97      3.80       64.57       0.80    10.66      7.57       7.46
Yardville National Bancorp       Trenton, NJ         6/30/97      4.08       57.79       0.91    12.93      7.16       7.16

                                                     -----------------------------------------------------------------------
                                                     HIGH         5.23%      68.24%      1.46%   16.89%    10.40%     10.97%
                                                     LOW          3.73%      57.79%      0.51%    7.07%     5.87%      5.96%
                                                     AVERAGE      4.50%      62.49%      0.98%   12.73%     7.98%      7.52%
                                                     MEDIAN       4.59%      62.99%      0.96%   12.34%     7.71%      7.01%
                                                     -----------------------------------------------------------------------

Southern Jersey Bancorp of DE    Brigeton,           6/30/97      4.30       55.05       1.25    13.61       NA        9.33

Southern JERSEY BANCORP
Financial & Market Summary for Selected Guideline Financial Institutions

                                                                                         ASSET QUALITY
                                                          ------------------------------------------------------------------------
                                                                                                                         NPAs +90
                                                          NCO'S TO   NET     LOAN LOSS        NPLs TO          NPAs TO   DAYS TO
                                                          AVERAGE   CHARGE-  RESERVE           LOANS,           LOANS,   EQUITY &
                                                FINANCIAL  LOANS     OFF'S   RATIO     NPLS     NET     NPAS   PLUS ORE  RESERVES
           COMPANY               CITY, STATE      DATA      (%)     ($000)    (%)     ($000)    (%)    ($000)    (%)       (%)
--------------------------------------------------------- ------------------------------------------------------------------------
Broad National Bancorp.        Newark, NJ        6/30/97    0.43      321     2.94    11,815    3.50   11,362    3.77     26.19
Carnegie Bancorp               Princeton, NJ     6/30/97   -0.05      -36     1.08     5,008    1.84    5,652    2.07     19.36
Center Bancorp Inc.            Union, NJ         6/30/97    0.05       16     1.01       216    0.10      129    0.10      0.66
Covenant Bancorp Inc.          Haddonfield, NJ   6/30/97    0.28      182     1.07     4,004    0.84    2,963    1.12     14.13
Greater Community Bancorp      Totowa, NJ        6/30/97    0.36      132     1.79     3,761    1.73    3,093    2.06     16.83
Interchange Financial Services Saddle Brook, NJ  6/30/97   -0.04      -40     1.22     2,607    0.71    2,605    0.71      5.10
Prestige Financial Corp.       Flemington, NJ    6/30/97    0.39      127     1.28     1,342    0.59      791    0.59      7.04
Ramapo Financial Corp.         Wayne, NJ         6/30/97    1.28      522     2.86     2,739    1.51    4,190    2.50     12.70
Sun Bancorp Inc.               Vineland, NJ      6/30/97    0.02       21     0.91     2,632    0.30    1,763    0.48     10.17
United National Bancorp        Bridgewater, NJ   6/30/97    0.64      979     1.23     9,034    1.25    9,393    1.50      9.68
Vista Bancorp Inc.             Phillipsburg, NJ  6/30/97    0.22      168     1.22     3,512    1.04    4,475    1.42     10.74
Yardville National Bancorp     Trenton, NJ       6/30/97    0.14      119     1.50     7,629    1.99    7,881    2.23     19.81

                                               -----------------------------------------------------------------------------------
                                                 High       0.64%     $979     3.20%  $11,815   3.50%  $11,632   3.77%   26.19%
                                                 Low        0.00%      -40     0.92%  $     0   0.11%  $   129   0.11%    0.93%
                                                 Average    0.18%    $1.59%    1.44   $ 4,463   1.44%  $ 5,030   1.80%   14.13%
                                                 Median     0.11%       66%    1.23%  $ 3,556   1.25%  $ 4,475   1.50%   16.03%
                                               -----------------------------------------------------------------------------------

      Southern Jersey Bancorp of DE Brigeton,    6/30/97    0.14       101     1.23     6,623   1.30     3,846     NA    14.61

SOUTHERN JERSEY BANCORP
Financial & Market Summary of Selected Guideline Financial Institutions

                                                                                    FINANCIAL DATA
                                               ------------------------------------------------------------------------------------
                                                                         LOAN LOSS  TOTAL   INTANGIBLES   TOTAL    TOTAL     TOTAL
                                                  FINANCIAL  LOANS, NET   RESERVE  DEPOSITS (GOODWILL) BORROWINGS EQUITY    ASSETS
COMPANY                         CITY, STATE          DATA      (%000)     ($000)    ($000)    ($000)     ($000)   ($000)    ($000)
===================================================================================================================================
Broad National Bancorp          Newark, NJ         6/30/97     298,858     9,037    517,036      --       3,506   39,356    580,272
Carnegie Bancorp                Princeton, NJ      6/30/97     269,685     2,947    326,910      --      14,425   26,243    371,602
Center Bancorp Inc.             Union, NJ          6/30/97     124,658     1,277    422,218    3,545     23,482   31,644    480,251
Covenant Bancorp Inc.           Haddonfield, NJ    6/30/97     260,031     2,817    301,783      --     117,242   30,812    453,971
Greater Community Bancorp       Totowa, NJ         6/30/97     146,625     2,678    220,840      NA      14,872   22,703    285,196
Interchange Financial Services  Saddle Brook, NJ   6/30/97     364,174     4,515    451,196    1,312     21,732   46,610    523,403
Prestige Financial Corp.        Flemington, NJ     6/30/97     131,928     1,704    238,984       16       --     17,347    257,551
Ramapo Financial Corp.          Wayne, NJ          6/30/97     161,274     4,752    243,582      726          2   30,073    276,767
Sun Bancorp Inc.                Vineland, NJ       6/30/97     363,705     3,351    467,394    9,558     86,176   29,070    585,219
United National Bancorp         Bridgewater, NJ    6/30/97     615,762     7,682    941,022   10,299    139,595  102,161  1,217,755
Vista Bancorp Inc.              Phillipsburg, NJ   6/30/97     309,330     3,834    473,594      426     21,624   40,179    538,783
Yardville National Bancorp      Trenton, NJ        6/30/97     347,657     5,284    414,830       31     68,139   37,629    525,720
                                               -------------------------------------------------------------------------------------
                                                   HIGH       $615,762    $9,037   $941,022  $10,299   $139,595 $102,161 $1,217,755
                                                   LOW        $119,393    $1,293   $223,229       $0         $0  $17,347   $257,551
                                                   AVERAGE    $276,568    $4,156   $411,729   $1,960    $36,185  $37,223   $494,296
                                                   MEDIAN     $282,618    $3,414   $393,048     $426    $20,069  $30,058   $471,153
                                               -------------------------------------------------------------------------------------

Southern Jersey Bancorp of DE   Bridgeton, NJ      6/30/97     292,367     3,654    399,027      --        --     41,693    446,926

                           b.  Comparable Guideline

                             Transactions (sale)

                              CASH TRANSACTIONS

              January 1, 1995 through August 25, 1997 Mergers and
                     Acquisitions of Banking Organizations
                   in the New England and Mid-Atlantic States
      With Seller's Total Assets $100MM - $1,000MM, Positive Earnings and
                  Cash used as the Transaction Consideration
                          Ranked by Announcement Date


------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    TYPE OF
                                                                                                          DATE      CONSID-
          BUYER                 CITY        ST            SELLER                    CITY          ST   ANNOUNCED    ERATION
------------------------------------------------------------------------------------------------------------------------------
Peoples Heritage Fin      Portland          ME Atlantic Bancorp            Portland               ME     06/24/97     Cash
Citizens Fin'l Group      Providence        RI BNH Bancshares Inc          New Haven              CT     04/08/97     Cash
BostonFed Bancorp         Burlington        MA Broadway Capital Crp        Chelsea                MA     09/23/96     Cash
Hubco, Inc                Mahwah            NJ UST Bank/Connecticut        Bridgeport             CT     08/16/96     Cash
Collective Bancorp        Egg Harbor        NJ Continental Bancorp.        Laurel Springs         NJ     05/21/96     Cash
Hubco, Inc                Mahwah            NJ Hometown Bancorp.           Darien                 CT     04/29/96     Cash
North Fork Bancorp        Melville          NY Extebank                    Stony Brook            NY     09/19/95     Cash
BT Financial Corp         Johnstown         PA Huntington Nat'l PA         Uniontown              PA     08/03/95     Cash
BayBanks, Inc             Boston            MA Cornerstone Finc'l          Derry                  NH     03/24/95     Cash
Staten Island SB          Staten Island     NY Gateway Bancorp             Staten Island          NY     01/13/95     Cash


                                                                       Southern Jersey Bancorp of DE     06/30/97

---------------------------------------------------------------------------------------------------------------------------------
                                                 NON-PERFORM.      PURCHASE               PURCHASE   RETURN  RETURN   PURCHASE
                                       TOTAL       ASSETS TO        PRICE TO     EQUITY/   PRICE TO     ON      ON     PRICE TO
                                      ASSETS     TOTAL ASSETS    TOTAL ASSETS    ASSETS    EQUITY    ASSETS  EQUITY   EARNINGS
          BUYER                        ($000)         (%)             (%)          (%)        (x)      (%)      (%)       (x)
---------------------------------------------------------------------------------------------------------------------------------
Peoples Heritage Fin                   $469,780       1.21           15.26         9.41      1.62      0.73     7.56     21.91
Citizens Fin'l Group                   $342,229       1.70           17.04         7.48      2.23      3.27    54.21      5.72
BostonFed Bancorp                      $121,330       1.02           18.13        13.29      1.36      1.62    12.45     12.23
Hubco, Inc                             $111,178       0.91           12.59         8.34      1.51      0.03     9.48        NA
Collective Bancorp                     $187,132         NA           13.63         6.10      2.07      0.53     9.11        NA
Hubco, Inc                             $229,220       1.14           13.92         7.34      1.80      0.59     8.92     23.67
North Fork Bancorp                     $442,000         NA           10.63         6.79      1.57        NA       NA        NA
BT Financial Corp                      $115,773       0.00           22.03        13.68      1.61      1.47    11.00     14.25
BayBanks, Inc                          $142,891       3.33           13.23         6.24      2.08      1.36    22.99     10.00
Staten Island SB                       $297,539       4.79           18.65        11.67      1.58      1.21    10.47     17.50

              ---------------------------------------------------------------------------------------------------------
                         HIGH           469,780       4.79%          22.03%       13.68%     2.23x    3.27%    54.21%    23.67x
                          LOW           111,178       0.00%          10.63%        6.10%     1.36x    0.03%     7.56%     5.72x
                       MEDIAN           208,176       1.18%          14.59%        7.91%     1.62x    1.21%    10.47%    14.25x
                      AVERAGE           245,907       1.76%          15.51%        9.03%     1.74x    1.20%    16.24%    15.04x
              ---------------------------------------------------------------------------------------------------------

                                       $446,926       0.01              NA         9.33        NA     1.25     13.61        NA


-----------------------------------------------------------------------
                                              AVERAGE        POTENTIAL
POTENTIAL VALUES                   AMOUNT     MULTIPLE         VALUE
-----------------------------------------------------------------------
LTM EPS 6/30/97                      $5.00     15.04x          $75.20
Estimated EPS 12-97                  $5.21     15.04x          $78.36
Book Value 6/30/97                  $38.38      1.74x          $66.89
Estimated Book Value 12-97          $40.50      1.74x          $70.59
-----------------------------------------------------------------------

                              STOCK TRANSACTIONS

              January 1, 1995 through August 25, 1997 Mergers and
                     Acquisitions of Banking Organizations
                   in the New England and Mid-Atlantic States
      With Seller's Total Assets $100MM - $1,000MM, Positive Earnings and
                  Stock used as the Transaction Consideration
                          Ranked by Announcement Date


------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    TYPE OF
                                                                                                          DATE      CONSID-
          BUYER                 CITY        ST            SELLER                    CITY           ST  ANNOUNCED    ERATION
------------------------------------------------------------------------------------------------------------------------------
HUBCO, Inc                Mahwah            NJ Bank of Southington         Southington            CT     08/18/97 Com Stock
SIS Bancorp, Inc          Springfield       MA Glastonbury Bank            Glastonbury            CT     08/18/97 Com Stock
Fulton Fin'l Corp         Lancaster         PA Keystone Heritage           Lebanon                PA     08/15/97 Com Stock
First Union Corp          Charlotte         NC Covenant Bancorp            Haddonfield            NJ     08/05/97 Com Stock
Bank Boston Corp.         Boston            MA Pacific National Crp        Nantucket              MA     05/27/97 Com Stock
Berlin City Bank          Berlin            NH Pemi Bancorp                Plymouth               NH     03/14/97 Com Stock
S&T Bancorp               Indiana           PA Peoples Bnk of Unity        Pittsburg              PA     11/26/96 Com Stock
Sun Bancorp, Inc          Selingsgrove      PA Bucktail B&TC               Emporium               PA     11/06/96 Com Stock
Commerce Bancorp          Cherry Hill       NJ Independence Bancorp        Ramsey                 NJ     10/14/96 Com Stock
Fulton Fin'l Corp         Lancaster         PA Woodstown NB&TC             Woodstown              NJ     09/30/96 Com Stock
Valley Nat'l Bancorp      Wayne             NJ Midland Bancorp.            Paramus                NJ     09/13/96 Com Stock
JeffBanks, Inc            Philadelphia      PA United Valley Bncp          Philadelphia           PA     09/05/96 Com Stock
Summit Bancorp.           Princeton         NJ BMJ Financial Corp.         Bordentown             NJ     08/29/96 Com Stock
Susquehanna Bcshrs        Lititz            PA Atcorp Inc.                 Atco                   NJ     07/18/96 Com Stock
Prime Bancorp, Inc        Philadelphia      PA First Sterling Bncrp        Devon                  PA     06/12/96 Com Stock
F&M National Corp         Winchester        VA Allegiance Banc Corp        Bethesda               MD     04/22/96 Com Stock
HUBCO, Inc                Mahwah            NJ Lafayette American          Bridgeport             CT     02/06/96 Com Stock
CFX Corporation           Keene             NH Safety Fund Corp.           Fitchburg              MA     01/05/96 Com Stock
BT Financial Corp         Johnstown         PA Moxham Bank Corp.           Johnstown              PA     11/21/95 Com Stock
Republic Bancorp.         Philadelphia      PA ExecuFirst Bancorp          Philadelphia           PA     11/17/95 Com Stock
Fulton Fin'l Corp         Lancaster         PA Gloucester County           Woodbury               NJ     10/25/95 Com Stock
Peoples Heritage Fin      Portland          ME Bank of NH Corp             Manchester             NH     10/25/95 Com Stock
Chittenden Corp           Burlington        VT Flagship B&T                Worcester              MA     09/19/95 Com Stock
Carnegie Bancorp          Princeton         NJ Regent Bancshares           Philadelphia           PA     08/31/95 Com Stock
HUBCO, Inc                Mahwah            NJ Growth Fin'l Corp           Basking Ridge          NJ     08/21/95 Com Stock
UJB Financial             Princeton         NJ Flemington NB&TC            Flemington             NJ     08/02/95 Com Stock
Keystone Financial        Harrisburg        PA Nat'l American Bncrp        Towanda                PA     07/28/95 Com Stock
Summit Bancorp.           Chatham           NJ Garden State Bncshrs        Jackson                NJ     06/14/95 Com Stock
Bank of New York          New York          NY Putnam Trust Co             Greenwich              CT     03/27/95 Com Stock
New England Comm Bcp      Windsor           CT Equity Bank                 Wethersfield           CT     03/14/95 Com Stock
HUBCO, Inc                Mahwah            NJ Urban National Bank         Franklin Lakes         NJ     02/14/95 Com Stock
United National           Branchburg        NJ New Era Bank                Franklin Township      NJ     02/02/95 Com Stock
-----------------------------------------------------------------------------------------------------------------------
                                        NON-PERFORM.      PURCHASE               PURCHASE   RETURN  RETURN   PURCHASE
                             TOTAL       ASSETS TO        PRICE TO     EQUITY/   PRICE TO     ON      ON     PRICE TO
                             ASSETS     TOTAL ASSETS    TOTAL ASSETS    ASSETS    EQUITY    ASSETS  EQUITY   EARNINGS
          BUYER              ($000)         (%)             (%)          (%)        (%)      (%)      (%)       (%)
-----------------------------------------------------------------------------------------------------------------------
HUBCO, Inc                   $130,296            2.00           20.49      8.40       2.38    0.58     6.66      23.33
SIS Bancorp, Inc             $261,298            0.97           15.54      6.87       2.26    0.99    14.59      15.10
Fulton Fin'l Corp            $634,112            0.18           33.39     10.31       3.19    1.77    17.26      20.80
First Union Corp             $427,761            0.83           19.22      6.85       2.54    0.86    12.21         NA
Bank Boston Corp.            $102,385            0.57           23.83     10.72       2.22    1.69    16.62      14.02
Berlin City Bank             $130,080            0.81           14.84      9.24       1.61    1.07    11.13      15.13
S&T Bancorp                  $292,028            0.64           32.50     16.35       1.99    1.92    11.42      17.71
Sun Bancorp, Inc             $119,478            0.26           13.64      7.29       1.87    0.78    10.88      20.50
Commerce Bancorp             $358,209            0.90           20.46      5.47       2.79    1.00    17.93      15.68
Fulton Fin'l Corp            $261,741            0.96           22.43      8.90       2.52    1.60    17.81      16.21
Valley Nat'l Bancorp         $405,027              NA           25.01      8.36       2.84    1.08    13.25      20.67
JeffBanks, Inc               $127,318            1.62           17.99      9.55       1.88    0.75     8.07         NA
Summit Bancorp.              $650,090            1.04           26.16     10.10       2.51    1.43    13.41      17.28
Susquehanna Bcshrs           $204,213            0.46           10.48      5.12       2.05    0.82    14.56      16.04
Prime Bancorp, Inc           $211,820            1.00           13.69      5.65       2.22    0.84    14.72      17.95
F&M National Corp            $138,090              NA           20.20      8.70       2.16    0.83     9.47      24.59
HUBCO, Inc                   $735,405            1.80           18.67      8.09       2.22    2.71    39.60       7.19
CFX Corporation              $293,056            1.24           15.01      6.81       2.17    0.60     8.99         NA
BT Financial Corp            $241,758            0.61           17.29      8.02       2.13    0.63     8.17         NA
Republic Bancorp.            $123,746              NA              NA      6.10         NA    0.37     5.65         NA
Fulton Fin'l Corp            $185,323              NA           19.48      7.20       2.46    1.44    20.36      13.98
Peoples Heritage Fin         $960,052            1.82           17.78      8.34       2.13    1.31    15.78      15.50
Chittenden Corp              $258,296            0.75           14.67      6.24       2.35    1.15    18.00      14.10
Carnegie Bancorp             $263,288            1.06              NA      3.91         NA    0.33     8.45         NA
HUBCO, Inc                   $127,338              NA           21.05     10.80       1.80    0.83     7.42      24.40
UJB Financial                $287,709            1.19           16.65      6.60       2.52    0.77    11.75      21.55
Keystone Financial           $152,673              NA           23.06     11.30       2.01    1.16    11.32      19.33
Summit Bancorp.              $316,253            3.17           21.88      8.41       2.55    0.82    10.00         NA
Bank of New York             $686,406            0.40           20.54      8.22       2.48    1.35    15.57      15.27
New England Comm Bcp         $109,442            2.32              NA      8.22         NA    0.87     9.31         NA
HUBCO, Inc                   $220,676            3.25           15.68      5.49       2.86    0.66    11.84         NA
United National              $104,816            2.59           21.56      8.80       2.15    1.24    14.27      21.98

              January 1, 1995 through August 25, 1997 Mergers and
                     Acquisitions of Banking Organizations
                   in the New England and Mid-Atlantic States
      With Seller's Total Assets $100MM - $1,000MM, Positive Earnings and
                  Stock used as the Transaction Consideration
                          Ranked by Announcement Date


------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    TYPE OF
                                                                                                          DATE      CONSID-
          BUYER                 CITY        ST            SELLER                    CITY          ST   ANNOUNCED    ERATION
------------------------------------------------------------------------------------------------------------------------------





                                                                       Southern Jersey Bancorp of DE     06/30/97

-----------------------------------------------------------------------------------------------------------------------
                                        NON-PERFORM.      PURCHASE               PURCHASE   RETURN  RETURN   PURCHASE
                             TOTAL       ASSETS TO        PRICE TO     EQUITY/   PRICE TO     ON      ON     PRICE TO
                             ASSETS     TOTAL ASSETS    TOTAL ASSETS    ASSETS    EQUITY    ASSETS  EQUITY   EARNINGS
          BUYER              ($000)         (%)             (%)          (%)        (x)      (%)      (%)       (x)
-----------------------------------------------------------------------------------------------------------------------





              ---------------------------------------------------------------------------------------------------------
              HIGH            960,052            3.25%          33.39%    16.35%      3.19x   2.71%   39.60%     24.59x
              LOW             102,385            0.18%          10.48%     3.91%      1.61x   0.33%    5.65%      7.19x
              MEDIAN          250,027            0.99%          19.48%     8.22%      2.22x   0.93%   12.03%     17.28x
              AVERAGE         297,506            1.25%          19.77%     8.14%      2.31x   1.07%   13.33%     17.75%
              ---------------------------------------------------------------------------------------------------------

                              $446,926           0.01              NA      9.33         NA    1.25    13.61         NA


-----------------------------------------------------------------------
                                              AVERAGE        POTENTIAL
POTENTIAL VALUES                   AMOUNT     MULTIPLE         VALUE
-----------------------------------------------------------------------
LTM EPS 6/30/97                      $5.00     17.75x          $88.76
Estimated EPS 12-97                  $5.21     17.75x          $92.49
Book Value 6/30/97                  $38.38      2.31x          $88.51
Estimated Book Value 12-97          $40.50      2.31x          $93.39
-----------------------------------------------------------------------

                         IV.  Discounted Cash Flow

                                   Analysis

                        a.  Dividend Discount Analysis

                           i.  5% Growth Assumption

         SUMMARY FINANCIAL PROJECTIONS FOR DIVIDEND DISCOUNT ANALYSIS
                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                            BRIDGETON, NEW JERSEY

------------------------------------------------------------------------------------------------
                                                                COMMON & PREFERRED
                                        NET                     -------------------
           TOTAL   ASSET      NET     INCOME   RETURN   RETURN            DIVIDEND     TOTAL
          ASSETS   GROWTH    INCOME   GROWTH   ON AVG.  ON AVG. DIVIDENDS  PAYOUT     EQUITY
  YEAR    $(000)    RATE     $(000)    RATE    ASSETS   EQUITY    $(000)    RATIO     $(000)
------------------------------------------------------------------------------------------------
Historical
------------------------------------------------------------------------------------------------
1994     $372,869     3.97%   $4,477    10.08%    1.22%   14.47%   $1,054    23.54%     $32,555
1995     $404,240     8.41%   $4,852     8.38%    1.25%   14.02%   $1,093    22.53%     $36,643
1996     $430,324     6.45%   $5,328     9.81%    1.28%   13.95%   $1,195    22.43%     $39,751
1997(2)  $475,000     5.00%   $5,658     6.20%    1.25%   13.51%   $1,415    25.00%     $43,995
------------------------------------------------------------------------------------------------

Projected
------------------------------------------------------------------------------------------------
1998     $498,750     5.00%   $6,329    11.86%    1.30%   13.65%   $1,582    25.00%     $48,742
1999     $523,688     5.00%   $6,646     5.00%    1.30%   12.97%   $1,661    25.00%     $53,726
2000     $549,872     5.00%   $6,978     5.00%    1.30%   12.39%   $1,745    25.00%     $58,960
2001     $577,365     5.00%   $7,327     5.00%    1.30%   11.87%   $1,832    25.00%     $64,455
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
           LOAN                                                 PER SHARE            YEAR-END
           LOSS    INTANG-    EST.              LONG   ----------------------------   PRIMARY
          RESERVE   IBLE     TIER 1   EQUITY    TERM                       COMMON     COMMON
          $(000)   ASSETS   LEVERAGE  TO ASSET  DEBT      LTM     COMMON    DIVI-     SHARES
  YEAR      *1*    $(000)    RATIO     RATIO   $(000)  EARNINGS   EQUITY    DENDS   OUTSTANDING
------------------------------------------------------------------------------------------------
Historical
------------------------------------------------------------------------------------------------
    1994   $2,146       $0      8.90%    8.73%      $0   $4.073   $29.616   $0.959   $1,099,233
    1995   $2,413       $0      9.43%    9.06%      $0   $4.473   $33.778   $1.008   $1,084,807
    1996   $3,190       $0      9.53%    9.24%      $0   $4.911   $36.643   $1.102   $1,084,804
1997(2)    $3,521       $0      9.72%    9.26%      $0   $5.209   $40.502   $1.302   $1,086,231
------------------------------------------------------------------------------------------------

Projected
------------------------------------------------------------------------------------------------
    1998   $3,697       $0     10.01%    9.77%      $0   $5.827   $44.872   $1.457   $1,086,231
    1999   $3,882       $0     10.51%   10.26%      $0   $6.118   $49.461   $1.530   $1,086,231
    2000   $4,076       $0     10.98%   10.72%      $0   $6.424   $54.279   $1.606   $1,086,231
    2001   $4,280       $0     11.44%   11.16%      $0   $6.745   $59.338   $1.686   $1,086,231
------------------------------------------------------------------------------------------------

         --------------------------------------------------------
         Average Shares Outstanding in 1997            $1,084,806
         Average Shares Outstanding from 1997-2001     $1,085,993
         --------------------------------------------------------


*1* The Loan Reserve is assumed to increase at the same growth rate as Total Assets unless a projected Loan Loss Reserve to Total Assets ratio is input, which would cause the Loan Loss Reserve to change in accordance with the specified Loan Loss Reserve to Total Assets ratio.

*2*  Based on 1997 budgeted figures

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED DIVIDEND ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                            OF BOOK VALUE IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                              DIVIDENDS PAYABLE TO COMMON SHAREHOLDERS
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                                $1.30                $1.46              $1.53              $1.61              $1.69
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                            Book Multiple              12%                14%                16%                18%
                            -------------              ---                ---                ---                ---
Trading                          1.2x                $41.47             $37.56             $34.10             $31.02
  Range                          1.4x                $47.48             $42.97             $38.97             $35.42
                                 1.6x                $53.49             $48.38             $43.84             $39.82

Acquisition                      1.8x                $59.50             $53.78             $48.71             $44.21
  Range                          2.0x                $65.52             $59.19             $53.58             $48.61
                                 2.2x                $71.53             $64.60             $58.46             $53.00
---------------------------------------------------------------------------------------------------------------------------

(1)  Defined as dividends payable to common shareholders.
(2) Residual calculated as a multiple of book value in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED DIVIDEND ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                             OF EARNINGS IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                              DIVIDENDS PAYABLE TO COMMON SHAREHOLDERS
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                                $1.30                $1.46              $1.53              $1.61              $1.69
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                        Earnings Multiple              12%                14%                16%                18%
                        -----------------              ---                ---                ---                ---
Trading                        10x                   $39.56             $35.85             $32.56             $29.63
  Range                        12x                   $46.40             $42.00             $38.10             $34.63
                               14x                   $53.23             $48.15             $43.64             $39.63

Acquisition                    16x                   $60.07             $54.29             $49.17             $44.63
  Range                        18x                   $66.90             $60.44             $54.71             $49.62
                               20x                   $73.74             $66.58             $60.25             $54.62
---------------------------------------------------------------------------------------------------------------------------

(1)  Defined as dividends payable to common shareholders.
(2) Residual calculated as a multiple of earnings in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                         ii.  7% Growth Assumption

         SUMMARY FINANCIAL PROJECTIONS FOR DIVIDEND DISCOUNT ANALYSIS
                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                            BRIDGETON, NEW JERSEY

------------------------------------------------------------------------------------------------
                                                                COMMON & PREFERRED
                                        NET                     -------------------
           TOTAL    ASSET      NET    INCOME   RETURN   RETURN            DIVIDEND     TOTAL
          ASSETS   GROWTH    INCOME   GROWTH   ON AVG.  ON AVG. DIVIDENDS  PAYOUT     EQUITY
  YEAR    $(000)    RATE     $(000)    RATE    ASSETS   EQUITY    $(000)    RATIO     $(000)
------------------------------------------------------------------------------------------------
Historical
------------------------------------------------------------------------------------------------
1994     $372,869     3.97%   $4,477    10.08%    1.22%   14.47%   $1,054    23.54%     $32,555
1995     $404,240     8.41%   $4,852     8.38%    1.25%   14.02%   $1,093    22.53%     $36,643
1996     $430,324     6.45%   $5,328     9.81%    1.28%   13.95%   $1,195    22.43%     $39,751
1997(2)  $475,000     7.00%   $5,658     6.20%    1.25%   13.51%   $1,415    25.00%     $43,995
------------------------------------------------------------------------------------------------

Projected
------------------------------------------------------------------------------------------------
1998     $508,250     7.00%   $6,391    12.95%    1.30%   13.78%   $1,598    25.00%     $48,788
1999     $543,828     7.00%   $6,839     7.00%    1.30%   13.32%   $1,710    25.00%     $53,917
2000     $581,895     7.00%   $7,317     7.00%    1.30%   12.91%   $1,829    25.00%     $59,405
2001     $622,628     7.00%   $7,829     7.00%    1.30%   12.56%   $1,957    25.00%     $65,277
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
           LOAN                                                 PER SHARE            YEAR-END
           LOSS    INTANG-    EST.              LONG   ----------------------------   PRIMARY
          RESERVE   IBLE     TIER 1   EQUITY    TERM                       COMMON     COMMON
          $(000)   ASSETS   LEVERAGE  TO ASSET  DEBT      LTM     COMMON    DIVI-     SHARES
  YEAR      *1*    $(000)    RATIO     RATIO   $(000)  EARNINGS   EQUITY    DENDS   OUTSTANDING
------------------------------------------------------------------------------------------------
Historical
------------------------------------------------------------------------------------------------
    1994   $2,146       $0      8.90%    8.73%      $0   $4.073   $29.616   $0.959   $1,099,233
    1995   $2,413       $0      9.43%    9.06%      $0   $4.473   $33.778   $1.008   $1,084,807
    1996   $3,190       $0      9.53%    9.24%      $0   $4.911   $36.643   $1.102   $1,084,804
1997(2)    $3,521       $0      9.72%    9.26%      $0   $5.209   $40.502   $1.302   $1,086,231
------------------------------------------------------------------------------------------------

Projected
------------------------------------------------------------------------------------------------
    1998   $3,768       $0      9.92%    9.60%      $0   $5.884   $44.915   $1.471   $1,086,231
    1999   $4,031       $0     10.25%    9.91%      $0   $6.296   $49.637   $1.574   $1,086,231
    2000   $4,314       $0     10.55%   10.21%      $0   $6.736   $54.689   $1.684   $1,086,231
    2001   $4,616       $0     10.84%   10.48%      $0   $7.208   $60.095   $1.802   $1,086,231
------------------------------------------------------------------------------------------------

         --------------------------------------------------------
         Average Shares Outstanding in 1997            $1,084,806
         Average Shares Outstanding from 1997-2001     $1,085,993
         --------------------------------------------------------


*1* The Loan Reserve is assumed to increase at the same growth rate as Total Assets unless a projected Loan Loss Reserve to Total Assets ratio is input, which would cause the Loan Loss Reserve to change in accordance with the specified Loan Loss Reserve to Total Assets ratio.

*2*  Based on 1997 budgeted figures

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED DIVIDEND ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                            OF BOOK VALUE IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                              DIVIDENDS PAYABLE TO COMMON SHAREHOLDERS
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                                $1.30                $1.47              $1.57              $1.68              $1.80
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                            Book Multiple              12%                14%                16%                18%
                            -------------              ---                ---                ---                ---
Trading                          1.2x                $42.08             $38.12             $34.61             $31.49
  Range                          1.4x                $48.17             $43.60             $39.54             $35.94
                                 1.6x                $54.26             $49.07             $44.48             $40.39

Acquisition                      1.8x                $60.35             $54.55             $49.41             $44.84
  Range                          2.0x                $66.44             $60.03             $54.34             $49.30
                                 2.2x                $72.53             $65.50             $59.28             $53.75
---------------------------------------------------------------------------------------------------------------------------

(1)  Defined as dividends payable to common shareholders.
(2) Residual calculated as a multiple of book value in the year 2001 Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED DIVIDEND ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                             OF EARNINGS IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                              DIVIDENDS PAYABLE TO COMMON SHAREHOLDERS
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                                $1.30                $1.47              $1.57              $1.68              $1.80
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                        Earnings Multiple              12%                14%                16%                18%
                        -----------------              ---                ---                ---                ---
Trading                        10x                   $42.07             $38.11             $34.60             $31.47
  Range                        12x                   $49.37             $44.68             $40.51             $36.81
                               14x                   $56.67             $51.24             $46.43             $42.15

Acquisition                    16x                   $63.98             $57.81             $52.35             $47.49
  Range                        18x                   $71.28             $64.38             $58.26             $52.83
                               20x                   $78.58             $70.95             $64.18             $58.17
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as dividends payable to common shareholders.
(2) Residual calculated as a multiple of earnings in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                         iii.  10% Growth Assumption

          SUMMARY FINANCIAL PROJECTIONS FOR DIVIDEND DISCOUNT ANALYSIS
                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                            BRIDGETON, NEW JERSEY

------------------------------------------------------------------------------------------------
                                                                COMMON & PREFERRED
                                        NET                     -------------------
           TOTAL   ASSETS     NET     INCOME   RETURN   RETURN            DIVIDEND     TOTAL
          ASSETS   GROWTH    INCOME   GROWTH   ON AVG.  ON AVG. DIVIDENDS  PAYOUT     EQUITY
  YEAR    $(000)    RATE     $(000)    RATE    ASSETS   EQUITY    $(000)    RATIO     $(000)
------------------------------------------------------------------------------------------------
Historical
------------------------------------------------------------------------------------------------
1994     $372,896     3.97%   $4,477    10.08%    1.22%   14.47%   $1,054    23.54%     $32,555
1995     $404,240     8.41%   $4,852     8.38%    1.25%   14.02%   $1,093    22.53%     $36,643
1996     $430,324     6.45%   $5,328     9.81%    1.28%   13.95%   $1,195    22.43%     $39,751
1997(2)  $475,000    10.00%   $5,658     6.20%    1.25%   13.51%   $1,415    25.00%     $43,995
------------------------------------------------------------------------------------------------

Projected
------------------------------------------------------------------------------------------------
1998     $522,500    10.00%   $6,484    14.59%    1.30%   13.97%   $1,621    25.00%     $48,858
1999     $574,750    10.00%   $7,132    10.00%    1.30%   13.84%   $1,783    25.00%     $54,207
2000     $632,225    10.00%   $7,845    10.00%    1.30%   13.73%   $1,961    25.00%     $60,091
2001     $695,448    10.00%   $8,630    10.00%    1.30%   13.63%   $2,157    25.00%     $66,563
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
           LOAN                                                 PER SHARE            YEAR-END
           LOSS    INTANG-    EST.              LONG   ----------------------------   PRIMARY
          RESERVE   IBLE     TIER 1   EQUITY    TERM                       COMMON     COMMON
          $(000)   ASSETS   LEVERAGE TO ASSET   DEBT      LTM     COMMON    DIVI-     SHARES
  YEAR      *1*    $(000)    RATIO     RATIO   $(000)  EARNINGS   EQUITY    DENDS   OUTSTANDING
------------------------------------------------------------------------------------------------
Historical
------------------------------------------------------------------------------------------------
1994      $2,146     $0      8.90%    8.73%      $0     $4.073   $29.616   $0.959   $1,099,233
1995      $2,413     $0      9.43%    9.06%      $0     $4.473   $33.778   $1.008   $1,084,807
1996      $3,190     $0      9.53%    9.24%      $0     $4.911   $36.643   $1.102   $1,084,804
1997(2)   $3,521     $0      9.72%    9.26%      $0     $5.209   $40.502   $1.302   $1,086,231
------------------------------------------------------------------------------------------------

Projected
------------------------------------------------------------------------------------------------
1998      $3,873     $0      9.80%    9.35%      $0     $5.969   $44.979   $1.492   $1,086,231
1999      $4,261     $0      9.88%    9.43%      $0     $6.566   $49.903   $1.641   $1,086,231
2000      $4,687     $0      9.96%    9.50%      $0     $7.223   $55.320   $1.806   $1,086,231
2001      $5,155     $0     10.03%    9.57%      $0     $7.945   $61.279   $1.986   $1,086,231
------------------------------------------------------------------------------------------------

         --------------------------------------------------------
         Average Shares Outstanding in 1997            $1,084,806
         Average Shares Outstanding from 1997-2001     $1,085,993
         --------------------------------------------------------


*1* The Loan Loss Reserve is assumed to increase at the same growth rate as Total Assets unless a projected Loan Loss Reserve to Total Assets ratio is input, which would cause the Loan Loss Reserve to change in accordance with the special Loan Loss Reserve to Total Assets ratio.

*2*  Based on 1997 budgeted figures

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED DIVIDEND ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                            OF BOOK VALUE IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                              DIVIDENDS PAYABLE TO COMMON SHAREHOLDERS
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                                $1.30                $1.49              $1.64              $1.81              $1.99
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                            Book Multiple              12%                14%                16%                18%
                            -------------              ---                ---                ---                ---
Trading                          1.2x                $43.05             $39.00             $35.41             $32.21
  Range                          1.4x                $49.26             $44.58             $40.44             $36.75
                                 1.6x                $55.47             $50.17             $45.47             $41.29

Acquisition                      1.8x                $61.68             $55.75             $50.50             $45.83
  Range                          2.0x                $67.89             $61.33             $55.53             $50.37
                                 2.2x                $74.10             $66.92             $60.56             $54.91
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as dividends payable to common shareholders.
(2) Residual calculated as a multiple of book value in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED DIVIDEND ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                             OF EARNINGS IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                              DIVIDENDS PAYABLE TO COMMON SHAREHOLDERS
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                                $1.30                $1.49              $1.64              $1.81              $1.99
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                        Earnings Multiple              12%                14%                16%                18%
                        -----------------              ---                ---                ---                ---
Trading                        10x                   $46.05             $41.69             $37.83             $34.40
  Range                        12x                   $54.10             $48.93             $44.36             $40.29
                               14x                   $62.15             $56.17             $50.88             $46.18

Acquisition                    16x                   $70.20             $63.41             $57.40             $52.06
  Range                        18x                   $78.25             $70.65             $63.92             $57.95
                               20x                   $86.30             $77.89             $70.44             $63.83
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as dividends payable to common shareholders.
(2) Residual calculated as a multiple of earnings in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                        b.  Discounted Free Cash Flow

                                   Analysis

                           i.  5% Growth Assumption

           SUMMARY FINANCIAL PROJECTION FOR CASH FLOW DETERMINATION
                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                            BRIDGETON, NEW JERSEY

-----------------------------------------------------------------------------------

                                        NET                                POTENTIAL
           TOTAL     ASSETS     NET    INCOME   RETURN   RETURN    AMORT.  CASH FLOW
          ASSETS     GROWTH   INCOME   GROWTH   ON AVG.  ON AVG.    AND    TO COMMON
  YEAR    $(000)      RATE    $(000)    RATE    ASSETS   EQUITY    DEPREC.    *2*
-----------------------------------------------------------------------------------
Historical
-----------------------------------------------------------------------------------
 1994    $372,896     3.97%  $4,477    10.08%    1.22%   14.47%    $396       NA
 1995    $404,240     8.41%  $4,852     8.38%    1.25%   14.02%    $401       NA
 1996    $430,324     6.45%  $5,328     9.81%    1.28%   13.95%    $482       NA
 1997(1) $475,000    10.38%  $5,658     6.20%    1.25%   16.58%    $482    $17,391
-----------------------------------------------------------------------------------

Projected
-----------------------------------------------------------------------------------
 1998    $480,489     5.00%  $6,098    14.45%    1.30%   17.78%    $482     $6,250
 1999    $504,514     5.00%  $6,403     5.00%    1.30%   21.67%    $482     $5,443
 2000    $529,739     5.00%  $6,723     5.00%    1.30%   21.67%    $482     $5,691
 2001    $556,226     5.00%  $7,059     5.00%    1.30%   21.67%    $482     $5,952
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                    LOAN                                PER SHARE
                    LOSS                 LONG  -----------------------------
           TOTAL   RESERVE      EQUITY   TERM                      CASH FLOW    COMMON
          EQUITY   $(000)      TO ASSET  DEBT    LTM     COMMON       TO        SHARES
  YEAR    $(000)     *3*        RATIO   $(000) EARNINGS  EQUITY     COMMON    OUTSTANDING
-----------------------------------------------------------------------------------------
Historical
-----------------------------------------------------------------------------------------
 1994     $32,555   $2,146      8.73%    $0     $4.073  $29.616     NA         1,099,233
 1995     $36,643   $2,413      9.06%    $0     $4.473  $33.778     NA         1,084,807
 1996     $39,751   $3,190      9.24%    $0     $4.905  $36.643     NA         1,084,804
 1997(1)  $28,500   $3,521      6.00%    $0     $5.209  $26.238    $16.011     1,086,231
-----------------------------------------------------------------------------------------

Projected
-----------------------------------------------------------------------------------------
 1998     $28,829   $3,562      6.00%    $0     $5.614  $26.541     $5.754     1,086,231
 1999     $30,271   $3,740      6.00%    $0     $5.894  $27.868     $5.011     1,086,231
 2000     $31,784   $3,927      6.00%    $0     $6.189  $29.261     $5.239     1,086,231
 2001     $33,374   $4,123      6.00%    $0     $6.498  $30.724     $5.479     1,086,231
-----------------------------------------------------------------------------------------

         ------------------------------------------------------
         Average Shares Outstanding in 1997           1,084,806
         Average Shares Outstanding from 1997-2001    1,086,231
         ------------------------------------------------------

*1*  Based on 1997 budgeted figures

*2* Cash flow equals excess capital after year end earnings, debt retirement, preferred dividend payments, and retained earnings required to maintain targeted equity to asset ratio.

*3* The Loan Loss Reserve is assumed to increase at the same growth rate as Total Assets unless a projected Loan Loss Reserve to Total Assets ratio is input, which would cause the Loan Loss Reserve to change in accordance with the special Loan Loss Reserve to Total Assets ratio.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED CASH FLOW ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                            OF BOOK VALUE IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                                   AFTER TAX CASH FLOW PER SHARE
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                               $16.01                $5.75              $5.01              $5.24              $5.48
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                            Book Multiple              12%                14%                16%                18%
                            -------------              ---                ---                ---                ---
Trading                          1.2x                $47.57             $44.60             $41.92             $39.51
  Range                          1.4x                $50.68             $47.40             $44.45             $41.78
                                 1.6x                $53.79             $50.20             $46.97             $44.06

Acquisition                      1.8x                $56.91             $53.00             $49.49             $46.33
  Range                          2.0x                $60.02             $55.80             $52.01             $48.61
                                 2.2x                $63.13             $58.60             $54.53             $50.89
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as after tax cash flow available to common shareholders.
(2) Residual calculated as a multiple of book value in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED CASH FLOW ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                             OF EARNINGS IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                                   AFTER TAX CASH FLOW PER SHARE
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                               $16.01                $5.75              $5.01              $5.24              $5.48
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                        Earnings Multiple              12%                14%                16%                18%
                        -----------------              ---                ---                ---                ---
Trading                        10x                   $56.65             $52.76             $49.28             $46.14
  Range                        12x                   $62.20             $57.76             $53.78             $50.20
                               14x                   $67.75             $62.75             $58.28             $54.26

Acquisition                    16x                   $73.30             $67.74             $62.77             $58.32
  Range                        18x                   $78.85             $72.73             $67.27             $62.38
                               20x                   $84.41             $77.73             $71.77             $66.44
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as after tax cash flow available to common shareholders.
(2) Residual calculated as a multiple of earnings in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                          ii.  7% Growth Assumption

          SUMMARY FINANCIAL PROJECTION FOR CASH FLOW DETERMINATION
                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                            BRIDGETON, NEW JERSEY



--------------------------------------------------------------------------------------
                                       NET                                 POTENTIAL
           TOTAL   ASSETS     NET    INCOME   RETURN   RETURN   AMORT.     CASH FLOW
          ASSETS   GROWTH   INCOME   GROWTH   ON AVG.  ON AVG.   AND       TO COMMON
  YEAR    $(000)    RATE    $(000)    RATE    ASSETS   EQUITY   DEPREC.       *2*
--------------------------------------------------------------------------------------
Historical
--------------------------------------------------------------------------------------
1994     $372,896   3.97%   $4,477   10.08%   1.22%    14.47%    $396         NA
1995     $404,240   8.41%   $4,852    8.38%   1.25%    14.02%    $401         NA
1996     $430,324   6.45%   $5,328    9.81%   1.28%    13.95%    $482         NA
1997(1)  $475,000  10.38%   $5,658    6.20%   1.25%    16.58%    $482      $17,391
--------------------------------------------------------------------------------------

Projected
--------------------------------------------------------------------------------------
1998     $489,641   7.00%   $6,157   15.56%   1.30%    17.78%    $482       $5,761
1999     $523,916   7.00%   $6,588    7.00%   1.30%    21.67%    $482       $5,014
2000     $560,590   7.00%   $7,049    7.00%   1.30%    21.67%    $482       $5,331
2001     $599,832   7.00%   $7,543    7.00%   1.30%    21.67%    $482       $5,670
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                    LOAN                              PER SHARE
                    LOSS              LONG   ----------------------------
           TOTAL   RESERVE  EQUITY    TERM                      CASH FLOW   COMMON
          EQUITY   $(000)  TO ASSET   DEBT     LTM     COMMON      TO       SHARES
  YEAR    $(000)     *3*     RATIO   $(000)  EARNINGS  EQUITY    COMMON   OUTSTANDING
--------------------------------------------------------------------------------------
Historical
--------------------------------------------------------------------------------------
1994      $32,555   $2,146   8.73%     $0    $4.073   $29.616     NA       1,099,233
1995      $36,643   $2,413   9.06%     $0    $4.473   $33.778     NA       1,084,807
1996      $39,751   $3,190   9.24%     $0    $4.905   $36.643     NA       1,084,804
1997(1)   $28,500   $3,521   6.00%     $0    $5.209   $26.238   $16.011    1,086,231
--------------------------------------------------------------------------------------

Projected
--------------------------------------------------------------------------------------
1998      $29,378   $3,630   6.00%     $0    $5.668   $27.046   $5.303     1,086,231
1999      $31,435   $3,884   6.00%     $0    $6.065   $28.939   $4.616     1,086,231
2000      $33,635   $4,156   6.00%     $0    $6.460   $30.965   $4.908     1,086,231
2001      $35,990   $4,447   6.00%     $0    $6.944   $33.133   $5.220     1,086,231
--------------------------------------------------------------------------------------

         -------------------------------------------------------
         Average Shares Outstanding in 1997            1,084,806
         Average Shares Outstanding from 1997-2001     1,086,231
         -------------------------------------------------------

*1*  Based on 1997 budgeted figures

*2* Cash flow equals excess capital after year end earnings, debt retirement, preferred dividend payments, and retained earnings required to maintain targeted equity to asset ratio.

*3* The Loan Loss Reserve is assumed to increase at the same growth rate as Total Assets unless a projected Loan Loss Reserve to Total Assets ratio is input, which would cause the Loan Loss Reserve to change in accordance with the special Loan Loss Reserve to Total Assets ratio.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED CASH FLOW ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                            OF BOOK VALUE IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                                   AFTER TAX CASH FLOW PER SHARE
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                               $16.01                $5.30              $4.62              $4.91              $5.22
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                            Book Multiple              12%                14%                16%                18%
                            -------------              ---                ---                ---                ---
Trading                          1.2x                $48.03             $44.97             $42.22             $39.73
  Range                          1.4x                $51.39             $47.99             $44.94             $42.18
                                 1.6x                $54.75             $51.01             $47.65             $44.64

Acquisition                      1.8x                $58.10             $54.03             $50.37             $47.09
  Range                          2.0x                $61.46             $57.05             $53.09             $49.55
                                 2.2x                $64.82             $60.07             $55.81             $52.00
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as after tax cash flow available to common shareholders.
(2) Residual calculated as a multiple of book value in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED CASH FLOW ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                             OF EARNINGS IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                                   AFTER TAX CASH FLOW PER SHARE
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                               $16.01                $5.30              $4.62              $4.91              $5.22
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                        Earnings Multiple              12%                14%                16%                18%
                        -----------------              ---                ---                ---                ---
Trading                        10x                   $54.34             $50.64             $47.32             $44.34
  Range                        12x                   $59.63             $55.40             $51.61             $48.20
                               14x                   $64.91             $60.15             $55.89             $52.07

Acquisition                    16x                   $70.20             $64.91             $60.18             $55.94
  Range                        18x                   $75.49             $69.67             $64.46             $59.81
                               20x                   $80.78             $74.42             $68.75             $63.67
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as after tax cash flow available to common shareholders.
(2) Residual calculated as a multiple of earnings in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                         iii.  10% Growth Assumption

          SUMMARY FINANCIAL PROJECTION FOR CASH FLOW DETERMINATION
                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                            BRIDGETON, NEW JERSEY

--------------------------------------------------------------------------------------

                                       NET                                 POTENTIAL
           TOTAL   ASSETS     NET    INCOME   RETURN   RETURN    AMORT.    CASH FLOW
          ASSETS   GROWTH   INCOME   GROWTH   ON AVG.  ON AVG.    AND      TO COMMON
  YEAR    $(000)    RATE    $(000)    RATE    ASSETS   EQUITY   DEPREC.       *2*
--------------------------------------------------------------------------------------
Historical
--------------------------------------------------------------------------------------
1994     $372,896   3.97%   $4,477   10.08%   1.22%    14.47%     $396      NA
1995     $404,240   8.41%   $4,852    8.38%   1.25%    14.02%     $401      NA
1996     $430,324   6.45%   $5,328    9.81%   1.28%    13.95%     $482      NA
1997(1)  $475,000  10.38%   $5,658    6.20%   1.25%    16.58%     $482      $17,391
--------------------------------------------------------------------------------------

Projected
--------------------------------------------------------------------------------------
1998     $503,370  10.00%   $6,246   17.24%   1.30%    17.86%     $482      $5,026
1999     $553,707  10.00%   $6,871   10.00%   1.30%    21.67%     $482      $4,333
2000     $609,077  10.00%   $7,558   10.00%   1.30%    21.67%     $482      $4,718
2001     $669,985  10.00%   $8,314   10.00%   1.30%    21.67%     $482      $5,141
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                    LOAN                              PER SHARE
                    LOSS              LONG  ----------------------------
           TOTAL   RESERVE  EQUITY    TERM                   CASH FLOW    COMMON
          EQUITY   $(000)  TO ASSET   DEBT    LTM    COMMON     TO        SHARES
  YEAR    $(000)     *3*    RATIO    $(000) EARNINGS EQUITY   COMMON    OUTSTANDING
--------------------------------------------------------------------------------------
Historical
--------------------------------------------------------------------------------------
    1994  $32,555  $2,146   8.73%      $0   $4.073   $29.616     NA       1,099,233
    1995  $36,643  $2,413   9.06%      $0   $4.473   $33.778     NA       1,084,807
    1996  $39,751  $3,190   9.24%      $0   $4.905   $36.643     NA       1,084,804
1997(1)   $28,500  $3,521   6.00%      $0   $5.209   $26.238   $16.011    1,086,231
--------------------------------------------------------------------------------------

Projected
--------------------------------------------------------------------------------------
    1998  $30,202  $3,731   6.00%      $0   $5.750   $27.805    $4.627    1,086,231
    1999  $33,222  $4,105   6.00%      $0   $6.326   $30.585    $3.989    1,086,231
    2000  $36,545  $4,515   6.00%      $0   $6.958   $33.644    $4.343    1,086,231
    2001  $40,199  $4,967   6.00%      $0   $7.654   $37.008    $4.733    1,086,231
--------------------------------------------------------------------------------------

         -------------------------------------------------------
         Average Shares Outstanding in 1997            1,084,806
         Average Shares Outstanding from 1997-2001     1,086,231
         -------------------------------------------------------

*1*  Based on 1997 budgeted figures

*2* Cash flow equals excess capital after year end earnings, debt retirement, preferred dividend payments, and retained earnings required to maintain targeted equity to asset ratio.

*3* The Loan Loss Reserve is assumed to increase at the same growth rate as Total Assets unless a projected Loan Loss Reserve to Total Assets ratio is input, which would cause the Loan Loss Reserve to change in accordance with the special Loan Loss Reserve to Total Assets ratio.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED CASH FLOW ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                            OF BOOK VALUE IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                                   AFTER TAX CASH FLOW PER SHARE
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                               $16.01                $4.63              $3.99              $4.34              $4.73
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                            Book Multiple              12%                14%                16%                18%
                            -------------              ---                ---                ---                ---
Trading                          1.2x                $48.77             $45.56             $42.68             $40.08
  Range                          1.4x                $52.52             $48.93             $45.71             $42.82
                                 1.6x                $56.27             $52.30             $48.75             $45.56

Acquisition                      1.8x                $60.02             $55.68             $51.79             $48.30
  Range                          2.0x                $63.77             $59.05             $54.83             $51.05
                                 2.2x                $67.52             $62.42             $57.87             $53.79
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as after tax cash flow available to common shareholders.
(2) Residual calculated as a multiple of book value in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                             BRIDGETON, NEW JERSEY

                          NET PRESENT VALUE ANALYSIS:
   DISCOUNTED CASH FLOW ANALYSIS THROUGH 2001(1), WITH RESIDUAL AS A MULTIPLE
                             OF EARNINGS IN 2001(2)
                                 ($ PER SHARE)

---------------------------------------------------------------------------------------------------------------------------
                                                   AFTER TAX CASH FLOW PER SHARE
---------------------------------------------------------------------------------------------------------------------------
                                 1997                 1998               1999               2000               2001
                                 ----                 ----               ----               ----               ----
                               $16.01                $4.63              $3.99              $4.34              $4.73
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                           DISCOUNT RATE
---------------------------------------------------------------------------------------------------------------------------
                        Earnings Multiple              12%                14%                16%                18%
                        -----------------              ---                ---                ---                ---
Trading                        10x                   $50.25             $46.89             $43.88             $41.16
  Range                        12x                   $55.05             $51.20             $47.76             $44.67
                               14x                   $59.84             $55.52             $51.65             $48.18

Acquisition                    16x                   $64.64             $59.83             $55.53             $51.68
  Range                        18x                   $69.43             $64.14             $59.42             $55.19
                               20x                   $74.23             $68.46             $63.30             $58.70
---------------------------------------------------------------------------------------------------------------------------

(1) Defined as after tax cash flow available to common shareholders.
(2) Residual calculated as a multiple of earnings in the year 2001. Present value calculated as the after tax cash flow payable per share plus the residual value discounted to the present value at the stated discount range.

                             SUMMARY DCF ANLYSIS

                     DISCOUNTED CASH FLOW ANALYSIS SUMMARY


-------------------------------------------------------------------------------
I.  Dividend Discount Analysis                    Per Share Values
                                                  ----------------
                                   14.0x Earnings              1.8x Book Value
-------------------------------------------------------------------------------
5% GROWTH RATE:
   12% Discount Rate                    53.23                         59.5
   14% Discount Rate                    48.15                        53.78
7% GROWTH RATE:
   12% Discount Rate                    56.67                        60.35
   14% Discount Rate                    51.24                        54.55
10% GROWTH RATE:
   12% Discount Rate                    62.15                        61.68
   14% Discount Rate                    56.17                        55.75



-------------------------------------------------------------------------------
II. Free Cash Flow Analysis                       Per Share Values
                                                  ----------------
                                   14.0x Earnings             1.8x Book Values
-------------------------------------------------------------------------------
5% GROWTH RATE:
   12% Discount Rate                    67.75                        56.91
   14% Discount Rate                    62.75                           53
7% GROWTH RATE:
   12% Discount Rate                    64.91                         58.1
   14% Discount Rate                    60.15                        54.03
10% GROWTH RATE:
   12% Discount Rate                    59.84                        60.02
   14% Discount Rate                    55.52                        55.68

                        V.  Self Tenders and Buybacks

                  PENDING AND COMPLETED U.S. SELF TENDERS AND
                       PRIVATELY NEGOTIATED REPURCHASES
                               BELOW 50 MILLION
                           ANNOUNCED 8/1/95 - 8/6/97

================================================================================================================================
                                                                                               PREMIUM     PREMIUM
                                                                                                1 DAY      1 WEEK
                                                                                    OFFERING  PRIOR TO    PRIOR TO   PREMIUM
                                                                VALUE OF    PRICE    PRICE    ANNOUNCE-   ANNOUNCE-  4 WEEKS
       DATE         DATE                                      TRANSACTION    PER    EARNINGS    MENT        MENT     PRIOR TO
    EFFECTIVE    ANNOUNCED         TARGET NAME                  ($ MIL)     SHARE     RATIO     DATE        DATE     ANN. DATE
     --------    ---------       -----------------            -----------   -----     -----     ----        ----      -----
================================================================================================================================

    04/18/95     01/30/95         1st United Bancorp, FL              1.3     7.20    17.1      10.769       17.551   22.553

    02/21/96     04/25/95         Valley National Bancorp, NJ        12.1    24.13    12.3  0      --        -4.455   -5.854

    02/28/96     07/27/95         Fort Bend Holding, Rosenberg, TX    0.8    18.37     9.4       4.971        8.059    6.493

    07/28/95     07/28/95         USBANCORP Inc                       4.3       --    11.7         --            --       --

    08/26/96     10/13/95         Albion Banc Corp                    0.2    17.75    24.6  0      --         -2.74    -2.74

    01/31/96     12/14/95         Ohio Savings Financial Corp         4.9   975.00     4.4         --            --       --

    12/27/95     12/27/95         Beverly Corp                       11.5    65.00      np         --            --       --

    08/02/96     01/02/96         CKF Bancorp Inc                     1.0    19.73    27.3       2.494        3.842   -2.568

    01/12/96     01/12/96         Suffolk Bancorp                     7.3    31.25    12.9  0      --        -0.794  -12.587

    06/28/96     01/17/96         St. Paul Bancorp Inc               22.4    24.24    13.2      -0.041        0.477   -3.522

    03/08/96     01/23/96         FCB Financial Corp, Neena, WI       2.4    18.25    19.2  0      --         1.389   -1.351

    09/18/96     02/21/96         Valley National Bancorp, NJ        19.0    24.63    13.9  0      --          0.51   -1.005

    04/26/96     04/26/96         Bedford Bancshares                  1.1       --    15.2         --            --       --

    06/17/96     05/15/96         Pulse Bancorp Inc                  14.7    17.75    13.6      10.938       22.414   10.938

    07/08/96     06/28/96         Charter Financial Inc, Illinois     2.9    11.62    16.5       2.154        2.154   -0.043

                 07/15/96         Midwest Federal Financial Corp      3.2    18.50    16.4      16.535       16.535   20.325



==============================================================================================
OFFERING   VALUE    SHARES     SHARES                                     DUTCH
 PRICE/   TENDER REPURCHASED   OUT.                                      AUCTION     PRIVATELY
  BOOK     OFFER  TO SHARES   ACTUAL                                      TENDER     NEGOTIATED
 VALUE    ($MIL) OUTSTANDING  (MIL)  ACQUISITION TECHNIQUE                OFFER      PURCHASES
 -----    -----     ------    ----   -------------------                  -----      ---------
==============================================================================================
                                     Repurchase
                                     Repurchase
 1.8       --      2.91%      6.20   Privately Negotiated Purchase            No         Yes
                                     Repurchase
 2.4       --      1.64%     30.63   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 0.9       --      5.06%      0.86   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 1.0       --         NA      5.60   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 0.8       --      4.33%      0.26   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 0.9       --      2.79%      0.18   Dutch Auction Tender Offer               Yes        No
                                     Self-Tender
                                     Tender Offer
                  19.02%      0.93   Privately Negotiated Purchase            No         Yes
           --                        Repurchase
                                     Privately Negotiated Purchase
 1.2       --      5.07%      1.00   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 1.5       --      6.33%      3.69   Privately Negotiated Purchase            No         Yes
                                     Repurchase
 1.2       --      4.94%     18.70   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 1.0       --      5.00%      2.63   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 2.3       --      1.99%     38.72   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 1.1       --         NA      1.19   Privately Negotiated Purchase            No         Yes
                                     Repurchase
 1.3      14.7    21.29%      3.89   Dutch Auction Tender Offer               Yes        No
                                     Self-Tender
                                     Tender Offer
 0.9       --      5.02%      4.97   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
 1.8       --      9.88%      1.75   Open Market Purchase                     No         Yes
                                     Privately Negotiated Purchase
                                     Repurchase
                                     Tender Offer

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            PREMIUM      PREMIUM
                                                                                             1 DAY        1 WEEK
                                                                                OFFERING    PRIOR TO     PRIOR TO      PREMIUM
                                                             VALUE OF   PRICE     PRICE     ANNOUNCE-    ANNOUNCE-     4 WEEKS
  DATE         DATE                                        TRANSACTION   PER     EARNINGS    MENT         MENT        PRIOR TO
EFFECTIVE   ANNOUNCED     TARGET NAME                       ($ MIL)     SHARE     RATIO      DATE         DATE        ANN. DATE
------------------------------------------------------------------------------------------------------------------------------------
11/26/96     07/25/96   North Bancshares Inc                  0.9         -        24.4

05/23/97     08/13/96   Financial Federal Corp                1.6         -        14.8


11/01/96     09/26/96   Jefferson Bankshares Inc, Va         34.2        28.00     15.7     14.286       15.464        21.081


09/30/96     09/30/96   CNB Financial Corp, Canajoharie       2.8        28.00      np       3.704        4.673 0


11/26/96     10/24/96   First Shenango Bancorp, PA            4.7        23.75     32.3     10.465       11.765        11.765


03/31/97     10/31/96   First Bergen Bancorp                  1.8        11.63     13.3 0                -2.105         5.682


12/20/96     11/20/96   FFY Financial Corp                   21.0        26.00     19.4      2.97             4         6.122


02/06/97     11/22/96   First Mutual Bancorp, Illinois        3.4        14.50     23.5 0                 3.571         6.422


02/25/97     01/10/97   Santa Barbara Bancorp, CA             2.0        30.00      np       3.448        8.597         6.195


03/14/97     03/14/97   Pamrapo Bancorp Inc, Bayonne, NJ      6.6        23.50     25.6      1.075       10.588        17.5


-------------------------------------------------------------------------------------------------------------------------------
                          High                               34.20      975.00      32.30   16.54           22.41       22.55
                          Low                                 0.20        7.20        4.40   -0.04           -4.46      -12.59
                          Median                              3.30       23.63      15.70    3.70            3.92        6.12
                          Average                             7.23       66.31      17.25    6.44            6.07        5.55
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           OFFERING      VALUE       SHARES        SHARES                                     DUTCH
                             PRICE/      TENDER     REPURCHASED      OUT                                      AUCTION    PRIVATELY
 DATE           DATE         BOOK         OFFER      TO SHARES      ACTUAL                                    TENDER     NEGOTIATED
EFFECTIVE    ANNOUNCED       VALUE       ($ MIL)    OUTSTANDING      (MIL)     ACQUISITION TECHNIQUE           OFFER     PURCHASES
------------------------------------------------------------------------------------------------------------------------------------
11/26/96     07/25/96        0.8         -            NA              1.06     Open Market Purchase           No         Yes
                                                                               Privately Negotiated Purchase
                                                                               Repurchased
05/23/97     08/13/96        2.0         -            NA              9.96     Open Market Purchase           No         Yes
                                                                               Privately Negotiated Purchase
                                                                               Repurchase
11/01/96     09/26/96        1.9         34.2         8.05%          15.17     Dutch Auction Tender Offer     Yes        No
                                                                               Self-Tender
                                                                               Tender Offer
09/30/96     09/30/96         -                       3.73%           2.68     Privately Negotiated  Purchase No         Yes
                                                                               Repurchase
11/26/96     10/24/96        1.7          4.7         8.76%           2.26     Dutch Auction Tender Offer     Yes        No
                                                                               Self-Tender
                                                                               Tender Offer
03/31/97     10/31/96        0.6            -         4.88%           3.17     Open Market Purchase           No         Yes
                                                                               Privately Negotiated Purchase
                                                                               Repurchase
12/20/96     11/20/96        1.3         21.0        15.78%           5.12     Dutch Auction Tender Offer     Yes        No
                                                                               Self-Tender
                                                                               Tender Offer
02/06/97     11/22/96        0.9            -         5.62%           4.17     Open Market Purchase           No         Yes
                                                                               Privately Negotiated Purchase
                                                                               Repurchase
02/25/97     01/10/97                     2.0         0.87%           7.63     Self-Tender                    No         No
                                                                               Tender Offer
03/14/97     03/14/97        1.4            -         8.89%           3.16     Privately Negotiated Purchase  No         Yes
                                                                               Repurchase

--------------------------------------------------------------------------
     High                    2.40        34.20       21.29%          38.72
     Low                     0.60         2.00        0.87%           0.18
     Median                  1.20        14.70        5.04%           3.43
     Average                 1.33        15.32        6.90%           6.75
---------------------------------------------------------------------------

                                 VI. Summary

VALUATION SUMMARY*

------------------------------------------------------------------------------------------------------------------------------------
I.      Market Valuations                                                      GUIDELINE COMPANIES                  NEW JERSEY
        Data as of 8-22-97                                      SOJB          High     Low     Median          High    Low    Median
------------------------------------------------------------------------------------------------------------------------------------
         Price/Earnings                                        9.40x        18.46x    8.57x   15.03x          38.89x  12.94x  16.44x
         Price/Book                                            1.22x         2.23x    1.24x    1.81x           2.81x   1.61x   1.92x
         Earnings Per Share (Budgeted 12/31/97)            $    5.21
         Book Value Per Share (Budgeted 12/31/91)          S   40.50
         Current Market Value (as of 8/22/97)              $   46.00


------------------------------------------------------------------------------------------------------------------------------------
II.     Discounted Cash Flow Analysis                           Dividend Discount Analysis              Free Cash Flow Analysis
                                                           14.0x Earnings     1.8x Book Value      14.0x Earnings   1.8x Book Value
------------------------------------------------------------------------------------------------------------------------------------
        5% GROWTH RATE:
          12% Discount Rate                                    53.23               59.5                    67.75          56.91
          14% Discount Rate                                    48.15              53.78                    62.75          53.00
        7% GROWTH RATE:
          12% Discount Rate                                    56.67              60.35                    64.91          58.10
          14% Discount Rate                                    51.24              54.55                    60.15          54.03
        10% GROWTH RATE:
          12% Discount Rate                                    62.15              61.68                    59.84          60.02
          14% Discount Rate                                    56.17              55.75                    55.52          55.68

------------------------------------------------------------------------------------------------------------------------------------
III.    Self Tenders-Buybacks                                    Potential                     Potential                   Potential
                                                         High      Value              Low        Value         Median        Value
------------------------------------------------------------------------------------------------------------------------------------
         Premium to Market Value (4 weeks prior
           to announcement)                            22.55%    $  56.37             NM          NA            61.12%     $ 48.82
         Premium to Earnings                           32.30x    $ 168.25            4.40x     $  22.92         15.70x     $ 81.78
         Premium to Book Value                          2.40x    $  97.21            0.60x     $  24.30          1.20x     $ 48.60

------------------------------------------------------------------------------------------------------------------------------------
IV.  M & A Valuation                                             Potential                    Potential                    Potential
     Data from 1-95 to 8-22-97                           High    Value                Low      Value           Median       Value
------------------------------------------------------------------------------------------------------------------------------------
        Cash Transactions - Regional
        -----------------------------
          Price to Earnings                            23.67x    $ 123.30            5.72x     $ 29.80          14.25x     $ 74.23
          Price to Book Value                           2.23x    $  90.46            1.36x     $ 55.27           1.62x     $ 65.44


        Stock Transactions - Regional
        -----------------------------
          Price to Earnings                            24.59x    $ 128.09            7.19x     $ 37.45          17.75x     $ 92.47
          Price to Book Value                           3.19x    $ 129.39            1.61x     $ 65.07           2.31x     $ 93.40